Exhibit 10.100

AMENDED AND RESTATED ACCOUNTS AGREEMENT
dated as of October 16, 2025
among
RIO GRANDE LNG PHASE 1 FINCO, LLC,
as the P1 FinCo Borrower,
RIO GRANDE LNG PHASE 2 FINCO, LLC,
as the P2 FinCo Borrower,
HSBC BANK USA, N.A.,
as the FinCo Collateral Agent,
and
DEUTSCHE BANK NATIONAL TRUST COMPANY,
as the FinCo Accounts Bank

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TABLE OF CONTENTS
i

ii

EXHIBITS
Exhibit A    [Reserved]
Exhibit B    Form of Withdrawal Certificate
Exhibit C    Form of Proceeds Certificate
Exhibit D    Wire Information

SCHEDULES
Schedule 1    Addresses for Notices
Schedule 2    Account Bank Security Procedure
Schedule 3    Standing Instructions

iii

This AMENDED AND RESTATED ACCOUNTS AGREEMENT (this “Agreement”) is entered into as of October 16, 2025 by and among RIO GRANDE LNG PHASE 1 FINCO, LLC, a Delaware limited liability company (the “P1 FinCo Borrower”), RIO GRANDE LNG PHASE 2 FINCO, LLC, a Delaware limited liability company (the “P2 FinCo Borrower”, together with the P1 FinCo Borrower, the “FinCo Borrowers”), HSBC Bank USA, N.A., in its capacity as collateral agent for the FinCo Secured Parties (the “FinCo Collateral Agent”), and DEUTSCHE BANK NATIONAL TRUST COMPANY, as account bank and depositary agent (the “FinCo Accounts Bank”).
RECITALS
WHEREAS, the FinCo Borrowers, the FinCo Collateral Agent, and the FinCo Accounts Bank have entered into an Accounts Agreement, dated as of September 9, 2025 (the “Original Accounts Agreement”);
WHEREAS, the FinCo Borrowers have entered into an Amended and Restated Collateral and Intercreditor Agreement, dated as of the date hereof (the “Collateral and Intercreditor Agreement”), among the FinCo Borrowers, the FinCo Collateral Agent, the FinCo Intercreditor Agent, and each of the FinCo Secured Creditor Representatives party thereto from time to time pursuant to which, among other things, the FinCo Collateral Agent will hold (for and on behalf of the FinCo Secured Parties) the Liens on, and apply the proceeds of, the Collateral, including the FinCo Accounts established pursuant to this Agreement;
WHEREAS, it is a requirement of the Collateral and Intercreditor Agreement that the FinCo Borrowers enter into this Agreement; and
WHEREAS, the FinCo Borrowers, the FinCo Collateral Agent, and the FinCo Accounts Bank desire to amend and restate the Original Accounts Agreement;
NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Article I
DEFINITIONS; RULES OF INTERPRETATION
Section 1.1Common Defined Terms.
Except as otherwise provided in this Agreement, capitalized terms used in this Agreement shall have the meanings given to them in the Collateral and Intercreditor Agreement; provided, that no amendment or other modification of any definition in the Collateral and Intercreditor Agreement that would have the effect of increasing or otherwise altering the duties or liabilities of the FinCo Accounts Bank, or of decreasing or otherwise altering the rights or protections of the FinCo Accounts Bank, shall be binding on the FinCo Accounts Bank unless expressly agreed to in writing by the FinCo Accounts Bank.
Section 1.2Certain Additional Defined Terms.
As used in this Agreement, the terms set forth below in this Section 1.2 shall have the respective meanings given to them below:
“Acceptable Bank” means a bank whose long term unsecured and unguaranteed debt is rated by at least one of S&P, Fitch, or Moody’s and at least one such rating is equal to or better than “BBB+” by S&P or Fitch or “Baa1” by Moody’s and has a combined capital and surplus of at least $1,000,000,000.
“Account Deficiency” means, as of any Quarterly Transfer Date, the positive difference (if any) between (x) the DSRA Reserve Amount on such Quarterly Transfer Date minus (y) the aggregate amount on deposit in the FinCo Loan DSRA on such Quarterly Transfer Date (giving effect to any DSR LCs credited to the FinCo Loan DSRA in accordance with Section 3.3(b)).

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“Account Surplus” means, as of any Monthly Transfer Date, the positive difference (if any) between (x) the aggregate amount on deposit in the FinCo Loan DSRA on such Monthly Transfer Date (giving effect to (i) any DSR LCs credited to the FinCo Loan DSRA in accordance with Section 3.3(b) and (ii) any withdrawals and transfers requested pursuant to Section 3.3(c) on such Monthly Transfer Date) minus (y) the DSRA Reserve Amount as of such Monthly Transfer Date.
“Administrative Expenses” means all costs and expenses paid or payable by either FinCo Borrower including (a) the fees (other than fees constituting commitment fees, letter of credit fees (including any fronting fee, standby fee or exposure fee payable in respect of any letter of credit) and participation fees), costs and expenses of the FinCo Secured Parties and (b) Taxes (excluding income Taxes), but excluding (x) payments of Indebtedness and non-cash charges (such as depreciation, amortization or other bookkeeping entries of a similar nature) and (y) any equity contributions to any subsidiary of either FinCo Borrower.
“Agreement” has the meaning given to such term in the preamble.
“Applicable AML Law” has the meaning set forth in Section 5.14.
“Authorized Officer” means: (a) with respect to any Person that is a corporation, the chairman, president, senior vice president, vice president, treasurer, assistant treasurer, attorney-in-fact, secretary or assistant secretary, or authorized signatory of such Person; (b) with respect to any Person that is a partnership, the chairman, president, senior vice president, vice president, treasurer, assistant treasurer, attorney-in-fact, secretary, assistant secretary, or authorized signatory of a general partner of such Person; and (c) with respect to any Person that is a limited liability company, the chairman, president, senior vice president, vice president, treasurer, assistant treasurer, attorney-in-fact, secretary, assistant secretary, authorized signatory, manager, managing member, or duly appointed officer of such Person; provided, in each case, that a duly executed certificate in the form of Annex I to Schedule 2 or other written instruction reasonably acceptable to the FinCo Accounts Bank has been delivered to the FinCo Accounts Bank setting out the name, title, telephone number, email address, and specimen signature of such Authorized Officer.
“Business Day” means any day other than a Saturday, Sunday, or any other day which is a legal holiday or a day on which banking institutions are permitted to be closed in New York, New York.
“Cash Flow” means, for any period, the sum of all funds received or, as applicable in the relevant context, projected to be received, by the FinCo Borrowers during such period, including (without duplication) the following:
(a)all cash paid to the FinCo Borrowers; and
(b)all interest and investment earnings paid to the FinCo Borrowers or accrued to the FinCo Accounts during such period on amounts on deposit in the FinCo Accounts (excluding interest and investment earnings that accrue on the amounts on deposit in the FinCo Loan DSRA which are not transferred to the FinCo Revenue Collection Account pursuant to Section 3.8(a));
provided, that “Cash Flow” shall not include (w) any proceeds of FinCo Secured Debt or any other Indebtedness incurred by the FinCo Borrowers, (x) the proceeds of any Asset Sale that is not permitted by the FinCo Financing Documents, (y) amounts received, whether by way of a capital contribution from any direct or indirect holders of Equity Interests of either FinCo Borrower (except to the extent specifically provided in the FinCo Credit Agreement and then solely for the purposes specified therein), or (z) any other extraordinary or non-cash income received by the FinCo Borrowers under GAAP.
“Collateral and Intercreditor Agreement” has the meaning given to such term in the recitals to this Agreement.
“Control Notice” means a written notice from the FinCo Collateral Agent to the FinCo Accounts Bank that the FinCo Collateral Agent is exercising its control rights in respect of the FinCo Accounts and the FinCo Account Collateral following the occurrence of an Event of Default.
“Control Notice Withdrawal” means, with respect to any Control Notice, a written notice from the FinCo Collateral Agent to the FinCo Accounts Bank that such Control Notice has been withdrawn.
“Control Period” means the period commencing on the date of delivery of a Control Notice to the FinCo Accounts Bank and expiring on the date of delivery to the FinCo Accounts Bank of a Control Notice Withdrawal with respect to such Control Notice.

“Distribution Accounts” means each account designated by the FinCo Borrowers from time to time, in writing to the FinCo Collateral Agent and the FinCo Accounts Bank, as a “Distribution Account” for purposes of this Agreement as described in Section 3.4.
“Distribution Release Conditions” means the satisfaction or waiver of conditions to Distributions set forth in the FinCo Credit Agreement.
“DSR LC” means an irrevocable, standby letter of credit issued by an Acceptable Bank that (a) includes an expiration date no earlier than 364 days following its issuance date and (b) allows the FinCo Collateral Agent to make a drawdown of up to the full stated amount in each of the circumstances permitted under this Agreement.
“DSR Third Party LC” means a DSR LC in respect of which none of the FinCo Borrowers, the P1 FinCo Pledgor, or the P2 FinCo Pledgor is an account party and the reimbursement obligations with respect to which are non-recourse to the FinCo Borrowers, the P1 FinCo Pledgor, or the P2 FinCo Pledgor.
“DSRA Reserve Amount” means the “DSRA Reserve Amount”, as defined in the FinCo Credit Agreement.
“Excess Cash Flow” means, as of each Quarterly Payment Date, for the period from the immediately preceding Quarterly Payment Date to (and including) such Quarterly Payment Date, an amount equal to:
(a)all Cash Flow received by the FinCo Borrowers that are the proceeds of distributions by the Subject Liquefaction Owners; minus
(b)the sum, without duplication, of:
(i)all Cash Flow received by the FinCo Borrowers during such period that are the proceeds of OpCo Extraordinary Distributions other than the proceeds of Specified OpCo Extraordinary Distributions;
(ii)Tax Distributions made during such period;
(iii)the aggregate amount of mandatory prepayments of FinCo Secured Debt made by the FinCo Borrowers during such period (other than any such mandatory prepayments equal to the then-applicable Quarterly ECF Amount);
(iv)the aggregate amount of FinCo Extraordinary Distributions made by the FinCo Borrowers during such period pursuant to clause (e) of the definition thereof;
(v)all amounts paid by the FinCo Borrowers during such period pursuant to Section 3.1(c)(i)(A); and
(vi)all voluntary prepayments of FinCo Secured Debt during such period.
“FERC” means the Federal Energy Regulatory Commission, and any successor agency.
“FERC Remand Condition” means the issuance by the FERC of the FERC Remand Order and such FERC Remand Order being final and non-appealable to the FERC (that is, the first to occur of (a) expiration of the rehearing period for the FERC Remand Order without any requests for rehearing being filed, (b) denial of rehearing of the FERC Remand Order by operation of law, or (c) the issuance of an order denying rehearing of the FERC Remand Order on substantive grounds).
“FERC Remand Order” means an order by the FERC maintaining its Section 3 authorization of the Rio Grande Facility following its preparation of the supplemental environmental impact statement in Docket Nos. CP16-454, CP16-455, and CP20-481 to address the issues identified by the August 2024 opinion of the U.S. Court of Appeals for the District of Columbia Circuit, as modified on rehearing in March 2025.
“FERC Remand Satisfaction Date” means the date on which the FinCo Borrowers deliver written notice to the FinCo Intercreditor Agent confirming the FERC Remand Condition has been satisfied.

“Financial Asset” has the meaning set forth in Section 2.6(a).
“FinCo Account Collateral” has the meaning set forth in Section 2.5(a).
“FinCo Accounts” means each of the non-interest bearing demand deposit accounts of the FinCo Borrowers established and maintained by the FinCo Accounts Bank pursuant to Sections 2.2 and 2.3.
“FinCo Accounts Bank” has the meaning given to such term in the preamble to this Agreement.
“FinCo Accounts Bank Fee Letter” means the schedule of fees, dated as of August 18, 2025, by and among the FinCo Borrowers and the FinCo Accounts Bank.
“FinCo Borrowers” has the meaning given to such term in the preamble to this Agreement.
“FinCo Collateral Agent” has the meaning given to such term in the preamble to this Agreement.
“FinCo Credit Agreement” means the Amended and Restated Credit Agreement, dated as of October 16, 2025, by and among the FinCo Borrowers, the FinCo Administrative Agent, the FinCo Collateral Agent, and the lenders and issuing banks party thereto from time to time.
“FinCo Debt Payment Account” has the meaning set forth in Section 2.2(a)(iii).
“FinCo Debt Prepayment Account” has the meaning set forth in Section 2.2(a)(v).
“FinCo Equity Funding Account” has the meaning set forth in Section 2.2(a)(vi).
“FinCo Extraordinary Distributions” means:
(a)Tax Distributions;
(b)Distributions using the proceeds of any OpCo Extraordinary Distributions received by the FinCo Borrowers to the extent the applicable OpCo Extraordinary Distributions are not a reimbursement of equity contributions by the FinCo Borrowers using the proceeds of FinCo Secured Debt;
(c)Distributions from the FinCo Loan DSRA in accordance with Section 3.10(d);
(d)Distributions from the FinCo Equity Funding Account in accordance with Section 3.7(b); and
(e)so long as no Default or Event of Default shall have occurred and be continuing, Distributions in an amount not to exceed $50,000,000 in the aggregate since the Restatement Date so long as, on the date of such Distribution none of the Foundation Customers (as defined in the Definitions Agreement) party to a P1 Designated Offtake Agreement shall have exercised its right to cancel any portion of the ACQ under, and as defined in, such P1 Designated Offtake Agreements relating to the Train 1 Facility (as defined in the Definitions Agreement) and the Train 2 Facility (as defined in the Definitions Agreement).
“FinCo Loan DSRA” has the meaning set forth in Section 2.2(a)(ii).
“FinCo Loans” means the “FinCo Loans”, as defined in the Credit Agreement.
“FinCo Principal Sub-Account” means the FL Principal Sub-Account and each other sub-account of the FinCo Debt Prepayment Account created in accordance with Section 3.2(e) in respect of principal of FinCo Secured Debt.
“FinCo Proceeds Account” has the meaning set forth in Section 2.2(a)(iv).
“FinCo Revenue Collection Account” has the meaning set forth in Section 2.2(a)(i).

“First Tier ECF Amount” means an amount equal to 25% of the aggregate amount of FinCo Secured Debt Commitments under the FinCo Credit Agreement as of the Restatement Date.
“FL Interest and Fees Sub-Account” means the sub-account of the FinCo Debt Payment Account created pursuant to Section 3.2(b)(i).
“FL Prepayment Sub-Account” means the sub-account of the FinCo Debt Prepayment Account created pursuant to Section 3.6(b).
“FL Principal Sub-Account” means the sub-account of the FinCo Debt Payment Account created pursuant to Section 3.2(b)(iii).
“FSD Accrual Amount” means, as of any Monthly Transfer Date, the aggregate amount of FinCo Secured Debt scheduled to become due and payable on or before the next Quarterly Payment Date, taking into account, with respect to interest, the amount of interest that would accrue on the aggregate principal amount of FinCo Secured Debt outstanding for the covered period (and is not required to be paid on or prior to such Monthly Transfer Date) and only such interest amount after giving effect to any FinCo Secured IR Hedge Agreement then in effect (which for the period prior to the first Monthly Transfer Date on which a principal installment in respect of FinCo Secured Debt is scheduled to become due and payable, will be deemed for the purposes of calculating the principal component of FinCo Secured Debt to be the Monthly Transfer Date on which the first principal installment is scheduled to become due and payable), in each case as such amounts are adjusted from time to time to reflect reductions in future debt service following prepayments; provided, that (a) FinCo Secured Debt projected to be due and payable for purposes of this calculation will not include (i) any voluntary or mandatory prepayment, (ii) commitment fees, upfront fees, original issue discount, arrangement fees and letter of credit fees, or (iii) interest in respect of FinCo Secured Debt net of amounts under any FinCo Secured IR Hedge Agreement or FinCo IR Hedge Termination Amounts and (b) for purposes of the calculation of the scheduled principal payments of the FinCo Secured Debt, any final balloon or bullet payment of FinCo Secured Debt will not be taken into account and instead only the equivalent of the principal payment on the immediately preceding Monthly Transfer Date prior to such balloon or bullet payment will be taken into account.
“Hague Securities Convention” means the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (concluded July 5, 2006), which became effective in the United States on April 1, 2017.
“Indemnitee” has the meaning set forth in Section 4.8(a).
“Investment” means, for any Person:
(a)the acquisition (whether for cash, Property of such Person, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any other sale of any securities at a time when such securities are not owned by the Person entering into such sale);
(b)the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety days representing the purchase price of inventory or supplies sold in the ordinary course of business); and
(c)the entering into of any Guarantee of, or other contingent obligation (other than an indemnity which is not a Guarantee) with respect to, Indebtedness or other liability of any other Person.
“IRH Settlement Sub-Account” means the sub-account of the FinCo Debt Payment Account created pursuant to Section 3.2(c).
“IRH Termination Prepayment Sub-Account” means the sub-account of the FinCo Debt Prepayment Account created pursuant to Section 3.5(i)(ii).
“IRH Termination Sub-Account” means the sub-account of the FinCo Debt Payment Account created pursuant to Section 3.2(b)(iv).

“Lock-Up Period” means any Control Period or Noncompliance Period.
“Monthly Amount Fraction” means, as of any Monthly Transfer Date, a fraction, (a) the numerator of which is the number of Monthly Transfer Dates that have elapsed since (but excluding) the immediately preceding date on which principal was scheduled to be paid on such Indebtedness to (and including) the Monthly Transfer Date as of which such calculation is being made and (b) the denominator of which is the number of Monthly Transfer Dates in the period from (but excluding) such preceding date on which principal was scheduled to be paid on such Indebtedness and ending on (and including) the next succeeding date on which such principal is scheduled to be due and payable.
“Monthly Transfer Date” means the 28th day of each calendar month; provided, that if such day is not a Business Day, then the withdrawals and transfers to be made on such Monthly Transfer Date pursuant to this Agreement shall be made on the first Business Day immediately following such day.
“Noncompliance Notice” means a written notice from the FinCo Collateral Agent to the FinCo Accounts Bank that any Withdrawal Certificate issued by the FinCo Borrowers pursuant hereto was not issued in accordance herewith and with each other FinCo Secured Credit Document.
“Noncompliance Notice Withdrawal” means, with respect to any Noncompliance Notice, a written notice from the FinCo Collateral Agent to the FinCo Accounts Bank that such Noncompliance Notice has been withdrawn, including as a result of the delivery or redelivery by the FinCo Borrowers of a compliant Withdrawal Certificate or resolution that the original Withdrawal Certificate was issued in accordance herewith and with each other FinCo Secured Credit Document.
“Noncompliance Period” means the period commencing on the date of delivery of a Noncompliance Notice to the FinCo Accounts Bank and expiring on the date of delivery to the FinCo Accounts Bank of a Noncompliance Notice Withdrawal with respect to such Noncompliance Notice.
“OpCo Extraordinary Distributions” means “Extraordinary Distributions” as defined in any Project Financing Documents.
“Ordinary Course Settlement Payments” means all regularly scheduled payments under any FinCo Secured IR Hedge Agreement with a FinCo Secured IR Hedge Counterparty from time to time, calculated in accordance with the terms of such FinCo Secured IR Hedge Agreement, but excluding, for the avoidance of doubt, any FinCo IR Hedge Termination Amounts.
“P1 Common Terms Agreement” means the Common Terms Agreement, dated as of July 12, 2023, by and among, inter alia, Rio Grande LNG, LLC, as borrower, the senior secured debt holder representatives that are parties thereto from time to time, and MUFG Bank, Ltd., as the P1 Intercreditor Agent.
“P1 Designated Offtake Agreements” means the “Designated Offtake Agreements” as defined in the P1 Common Terms Agreement.
“Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) of 2001, and the rules and regulations promulgated thereunder from time to time in effect.
“Permitted Finance Costs” means, for the applicable period, the sum of all amounts of principal, interest, fees and other amounts payable during such period in relation to Indebtedness permitted under the FinCo Credit Agreement (other than FinCo Secured Debt and other than letter of credit costs and other amounts payable in relation to such Indebtedness that constitute Administrative Expenses).
“Permitted Investments” means (a) time deposits of the FinCo Accounts Bank (so long as the FinCo Accounts Bank is rated “A” or better by S&P and “A-2” or better by Moody’s and has a combined capital and surplus of at least $500,000,000), (b) interest bearing demand deposit accounts of the FinCo Accounts Bank or its affiliates, or (c) to the extent either (x) offered by the FinCo Accounts Bank to other customers or (y) that the FinCo Accounts Bank is not rated “A” or better by S&P and “A-2” or better by Moody’s or does not have a combined capital and surplus of at least $500,000,000, any Dollar-denominated Investments that are (i) marketable direct obligations of the United States of America, (ii) marketable obligations directly and fully guaranteed as to interest and principal by the United States of America, (iii) time deposits, certificates of deposit and banker’s acceptances issued by any member bank of the Federal Reserve System which is organized under the laws of the United States of America or any political subdivision thereof or under the laws of Canada, Switzerland or any country which is a member of the European Union having a combined capital and surplus of at least $500,000,000 and having long-term unsecured debt securities rated “A” or better by S&P and “A-2” or better by Moody’s, (iv) obligations of the FinCo Accounts Bank meeting the requirements of the preceding subclause (c)(iii) or any other bank meeting the requirements of the preceding subclause (c)(iii), in respect of the repurchase of obligations of the type as described in the preceding subclause (c)(i) and subclause (c)(ii) (provided, that such repurchase obligations shall be fully secured by obligations of the type described in the preceding subclause (c)(i) and subclause (c)(ii) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, the FinCo Accounts Bank or such other bank), (v) commercial paper or tax-exempt obligations given the highest rating by S&P and Moody’s, or (vi) a money market fund or a qualified investment fund (including any such fund for which the FinCo Accounts Bank or any Affiliate thereof acts as an advisor or a manager) that (A) complies with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940 and (B) has one of the two highest long-term ratings available from S&P and Moody’s. In no event shall any cash be invested in any obligation, certificate of deposit, acceptance, commercial paper or instrument which by its terms matures more than ninety days after the date of Investment, unless the FinCo Accounts Bank or a bank meeting the requirements of the preceding subclause (c)(iii) shall have agreed to repurchase such obligation, certificate of deposit, acceptance, commercial paper or instrument at its purchase price plus earned interest within no more than ninety days after its purchase hereunder. With respect to any rating requirement set forth above, if the issuer is rated by either S&P or Moody’s, but not both, then only the rating of such rating agency shall be utilized for the purpose of this definition.
“Proceeds Certificate” means a Proceeds Certificate substantially in the form of Exhibit C, duly completed and executed by the FinCo Borrowers.
“Project Financing Documents” means the P1 Financing Documents, the T4 Financing Documents, and the T5 Financing Documents.
“Quarterly ECF Amount” means, as of the applicable Quarterly Payment Date, (a) at any time prior to the date on which the FinCo Borrowers shall have repaid, or cancelled commitments in respect of, FinCo Secured Debt in an aggregate amount equal to the First Tier ECF Amount, 100% of Excess Cash Flow as of such Quarterly Payment Date, (b) at any time on or after the date on which the FinCo Borrowers shall have repaid, or cancelled commitments in respect of, FinCo Secured Debt in an aggregate amount equal to the First Tier ECF Amount but prior to the date on which the FinCo Borrowers shall have repaid, or cancelled commitments in respect of, FinCo Secured Debt in an aggregate amount equal to the Second Tier ECF Amount, 75% of Excess Cash Flow as of such Quarterly Payment Date, and (c) on or after the date on which the FinCo Borrowers shall have repaid, or cancelled commitments in respect of, FinCo Secured Debt in an aggregate amount equal to the Second Tier ECF Amount, 50% of Excess Cash Flow as of such Quarterly Payment Date.
“Quarterly Transfer Date” means each Monthly Transfer Date occurring during the same calendar month as any Quarterly Payment Date.
“Restatement Date” means the date hereof.
“Second Tier ECF Amount” means an amount equal to 50% of the sum of the aggregate amount of FinCo Secured Debt Commitments under the FinCo Credit Agreement as of the Restatement Date.
“Securities Sub-Accounts” has the meaning set forth in Section 2.4(d).
“Specified OpCo Extraordinary Distributions” means (a) distributions by any Subject Liquefaction Owner of Common Facilities Proceeds (as defined in the applicable Subject Liquefaction Owner’s Project Financing Documents), (b) distributions by any Subject Liquefaction Owners of any amounts in such Subject Liquefaction Owner’s Pre-Completion Revenue Account (as defined in the applicable Subject Liquefaction Owner’s Project Financing Documents), and (c) distributions by any Subject Liquefaction Owner of the proceeds of “Incremental Debt” (as defined in the applicable Subject Liquefaction Owner’s Project Financing Documents).

“Subject Liquefaction Owner” means, the P1 Liquefaction Owner, the T4 Liquefaction Owner, and the T5 Liquefaction Owner.
“Tax Distributions” means an amount sufficient to allow the direct or indirect members of either FinCo Borrower to pay their estimated and final federal tax liabilities (based on the highest, then applicable, federal tax rate for individuals (or corporations, if higher) resident in New York, New York) deemed to arise from the net federal taxable income relating to the operations of the FinCo Borrowers and their respective subsidiaries.
“Transfer Date” means each date specified for withdrawals and transfers requested in such Withdrawal Certificate, which date in each case shall be in accordance with the terms of this Agreement.
“Voluntary Equity Contributions” means documented voluntary, unconditional cash equity contributions made to either FinCo Borrower after the Restatement Date.
“Withdrawal Certificate” means a certificate substantially in the form of Exhibit B, with the applicable sections duly completed and signed by an Authorized Officer of the FinCo Borrowers.
Section 1.3Rules of Interpretation.
Unless the context otherwise requires, and except as otherwise provided in this Agreement, the principles of interpretation and construction set forth in Section 1.2 (Principles of Interpretation) of the Collateral and Intercreditor Agreement shall apply to this Agreement, mutatis mutandis.
Section 1.4Uniform Commercial Code.
Unless the context otherwise requires or otherwise defined in this Agreement, terms used in this Agreement that are defined in the UCC shall have the respective meanings given to those terms in the UCC.

Article II
APPOINTMENT OF FINCO ACCOUNTS BANK;
ESTABLISHMENT OF FINCO ACCOUNTS
Section 2.1Appointment of FinCo Accounts Bank.
(a)Subject to the terms and conditions of this Agreement, each of the FinCo Borrowers and the FinCo Collateral Agent, acting on behalf of the FinCo Secured Parties, hereby appoints and authorizes Deutsche Bank National Trust Company to act as the FinCo Accounts Bank under this Agreement, with such powers as are specifically delegated to the FinCo Accounts Bank by the terms of this Agreement, together with such powers as are reasonably incidental thereto, and Deutsche Bank National Trust Company hereby accepts such appointment and agrees to act as the FinCo Accounts Bank under this Agreement on and subject to the terms and conditions set forth in this Agreement.
(b)The FinCo Accounts Bank agrees to accept (i) all cash, (ii) subject to Section 3.8, all Permitted Investments, and (iii) subject to the consent of the FinCo Accounts Bank, any other property of any description, in each case, to be delivered to or held by the FinCo Accounts Bank pursuant to the terms of this Agreement. The FinCo Accounts Bank agrees to act (i) as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) with respect to all FinCo Accounts that are “securities accounts” (within the meaning of Section 8-501(a) of the UCC) and all Financial Assets credited to such FinCo Accounts and (ii) as a “bank” (within the meaning of Section 9-102(a) of the UCC) with respect to the FinCo Accounts and all balances credited to such FinCo Accounts that are not comprised of Financial Assets. During the term of this Agreement, the FinCo Accounts Bank shall hold and maintain the FinCo Accounts and all cash, payments and other property, including Permitted Investments, delivered to the FinCo Accounts Bank or held in or credited to the FinCo Accounts pursuant to this Agreement in accordance with the provisions of this Agreement.

(c)The FinCo Borrowers shall not have any rights to withdraw or transfer funds or Financial Assets from the FinCo Accounts or to direct the investment of funds, payments, Permitted Investments and other amounts held on deposit in or credited to the FinCo Accounts, as third party beneficiary or otherwise, except as expressly permitted by this Agreement.
(d)Notwithstanding any provision to the contrary in this Agreement, the FinCo Accounts Bank shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the FinCo Accounts Bank have or be deemed to have any fiduciary relationship with the FinCo Borrowers or any other Person, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the FinCo Accounts Bank. No payments, transfers, credits, or withdrawals from any FinCo Account in accordance with this Agreement shall be made by the FinCo Accounts Bank without written instruction (including any standing instruction set forth in this Agreement or any other written instruction delivered pursuant to the terms hereof).
Section 2.2Establishment of FinCo Accounts.
(a)The FinCo Accounts Bank hereby agrees and confirms that it has established the following accounts in the name of the FinCo Borrowers as non-interest bearing demand deposit accounts of the FinCo Borrowers and, except as otherwise expressly set forth in this Agreement, it will maintain such accounts at all times until the Discharge Date under the exclusive “control” of the FinCo Collateral Agent pursuant to Section 2.6(b), (c), or (d), as applicable:
(i)an account (account no. ***) entitled “***” (including any sub-accounts thereof, the “FinCo Revenue Collection Account”);
(ii)an account (account no. ***) entitled “***” (including any sub-accounts thereof, the “FinCo Loan DSRA”);
(iii)an account (account no. ***) entitled “***” (including any sub-accounts thereof, the “FinCo Debt Payment Account”);
(iv)an account (account no. ***) entitled “***” (including any sub-accounts thereof, the “FinCo Proceeds Account”);
(v)an account (account no. ***) entitled “***” (including any sub-accounts thereof, the “FinCo Debt Prepayment Account”); and
(vi)an account (account no. ***) entitled “***” (including any sub-accounts thereof, the “FinCo Equity Funding Account”).
(b)Wire instructions for each of the FinCo Accounts established in accordance with Section 2.2(a) are set forth on Exhibit D attached hereto.
Section 2.3Additional FinCo Accounts.
(a)From time to time after the date hereof, with the written consent of the FinCo Collateral Agent and as otherwise expressly provided in any FinCo Secured Credit Document, additional FinCo Accounts may be established and maintained by the FinCo Accounts Bank in accordance with this Agreement and the other FinCo Secured Credit Documents subject to the administrative and “know-your-customer” requirements of the FinCo Accounts Bank (upon no less than five Business Days prior written request to the FinCo Accounts Bank), each of which shall be, and be treated as, a FinCo Account for all purposes of this Agreement and the FinCo Security Documents immediately upon and from and after the establishment of such FinCo Account by the FinCo Accounts Bank.

(b)[Reserved].
(c)Exhibit D shall be updated from time to time by the FinCo Borrowers by written notice to each other party hereto upon the establishment of any of the FinCo Accounts contemplated by this Section 2.3, and otherwise established in connection with the incurrence of any FinCo Secured Debt permitted to be incurred under the FinCo Secured Credit Documents.
Section 2.4Sub-Accounts.
(a)Each FinCo Account shall include each of the sub-accounts thereof set forth in this Agreement.
(b)For administrative purposes, sub-accounts within any of the FinCo Accounts may be established and maintained by the FinCo Accounts Bank from time to time in accordance with this Agreement (upon no less than five Business Days prior written request to the FinCo Accounts Bank) and subject to the administrative and “know-your-customer” requirements of the FinCo Accounts Bank, each of which sub-accounts shall be, and be treated as, a FinCo Account for purposes of this Agreement and the other FinCo Secured Credit Documents.
(c)It is acknowledged by each party that although this Agreement refers to sub-accounts required or permitted to be maintained with the FinCo Accounts Bank, each such sub-account shall be a separate account (with its own unique number) and any reference to any such sub-account shall be construed accordingly.
(d)The FinCo Accounts Bank may from time to time establish and maintain, in the name of the FinCo Borrowers, separate, secured corresponding sub-accounts, for each of the FinCo Accounts for purposes of Permitted Investments (such sub-accounts, the “Securities Sub-Accounts”). References in this Agreement to a FinCo Account shall apply equally to any sub-account under such FinCo Account and the restrictions and the FinCo Borrowers’ obligations under this Agreement with respect to any sub-account shall be the same as its restrictions and obligations with respect to the associated FinCo Account.
(e)With respect to the Securities Sub-Accounts, the FinCo Accounts Bank shall be entitled to:
(i)transfer cash deposited in any FinCo Account to its corresponding Securities Sub-Account if necessary to invest such funds in the Permitted Investments selected pursuant to this Agreement without further instruction; and
(ii)transfer any cash contained in any Securities Sub-Account to its corresponding primary FinCo Account without further instruction.
(f)If a particular Permitted Investment selected pursuant to this Agreement is a security, then the FinCo Borrowers or the FinCo Collateral Agent, as applicable, shall deliver a written instruction to the FinCo Accounts Bank, at least three Business Days prior to any requested distribution pursuant to this Agreement, instructing the FinCo Accounts Bank to liquidate such Permitted Investment in such Securities Sub-Account necessary to effectuate such distribution.
Section 2.5Collateral.
(a)To secure the timely payment in full in cash and performance when due of all FinCo Secured Obligations, the FinCo Borrowers do hereby collaterally assign, grant and pledge to, and grant a Lien on and a first-priority security interest in favor of the FinCo Collateral Agent for the sole and exclusive benefit of the FinCo Secured Parties in, all of such FinCo Borrower’s right, title, and interest in and to (i) each FinCo Account, (ii) all cash, instruments, investment property, securities, and Financial Assets at any time on deposit in or credited to any FinCo Account, (iii) all “security entitlements” (as defined in Section 8-102(a)(17) of the UCC) with respect to Financial Assets at any time on deposit in or credited to any FinCo Account, and (iv) all income, earnings, and distributions thereon and all proceeds, products, and accessions of and to any and all of the foregoing, including whatever is received or receivable upon any collection, exchange, sale, or other disposition of any of the foregoing and any property into which any of the foregoing is converted, whether cash or non-cash proceeds, and any and all other amounts paid or payable under or in connection with any of the foregoing (collectively, the “FinCo Account Collateral”).
(b)The FinCo Accounts Bank hereby acknowledges and consents to such collateral assignment and grant of the first-priority security interest by the FinCo Borrowers and to the exercise of rights and enforcement of remedies by the FinCo Collateral Agent in respect of the FinCo Account Collateral in accordance with this Agreement and the FinCo Security Documents.
Section 2.6Maintenance of FinCo Accounts.
(a)The parties hereto agree that: (i) each FinCo Account is and will be maintained as a “demand deposit account” (within the meaning of Section 9-102(a)(29) of the UCC) or a “securities account” (within the meaning of Section 8-501(a) of the UCC); (ii) each item of property (including a security, security entitlement, investment property, instrument, or obligation, share, participation, interest or other property whatsoever) credited to any FinCo Account that is a securities account shall be treated as a “financial asset” (within the meaning of Section 8-102(a)(9) of the UCC, a “Financial Asset”); (iii) each of the FinCo Borrowers and the FinCo Collateral Agent is an “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) in respect of the Financial Assets credited to the FinCo Accounts that are securities accounts; and (iv) all Financial Assets in registered form or payable to or to the order of and credited to any FinCo Account that is a securities account shall be registered in the name of, payable to or to the order of, or specially indorsed to, the FinCo Accounts Bank or in blank, or credited to another securities account maintained in the name of the FinCo Accounts Bank, and in no case will any Financial Asset credited to any FinCo Account that is a securities account be registered in the name of, payable to or to the order of, or indorsed to, the FinCo Borrowers except to the extent the foregoing have been subsequently indorsed by the FinCo Borrowers to the FinCo Accounts Bank or in blank.
(b)The parties hereto agree that the FinCo Collateral Agent shall have “control” (within the meaning of Section 8-106(d)(1) and (2) of the UCC) of the FinCo Accounts and the related “security entitlements” (within the meaning of Section 8-102(a)(17) of the UCC) with respect to the Financial Assets credited to the FinCo Accounts that are securities accounts, to the exclusion of the FinCo Borrowers. The FinCo Borrowers hereby authorize and direct (which authorization and direction shall be irrevocable until the termination of this Agreement in accordance with Section 2.18), and the FinCo Accounts Bank and the FinCo Collateral Agent hereby agree, that the FinCo Accounts Bank will comply with all instructions and orders, including all “entitlement orders” (within the meaning of Section 8-102(a)(8) of the UCC), originated by the FinCo Collateral Agent regarding any FinCo Account that is a securities account, any Financial Asset credited to a FinCo Account or any security entitlement with respect to any Financial Asset credited to a FinCo Account that is a securities account, in each case without the further consent of the FinCo Borrowers or any other Person. In the case of a conflict between any instruction or order originated by the FinCo Collateral Agent and any instruction or order originated by any other Person (except as provided in Section 4.4), the FinCo Accounts Bank shall act in accordance with the instruction or order originated by the FinCo Collateral Agent.
(c)In the event that any FinCo Account (other than a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC)) is determined not to be a “securities account” (within the meaning of Section 8-501(a) of the UCC), such FinCo Account shall be deemed to be a “deposit account” (as defined in Section 9-102(a)(29) of the UCC), which the FinCo Accounts Bank, acting not as a securities intermediary but as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC), shall maintain for the FinCo Borrowers, each as its customer. Until this Agreement terminates in accordance with Section 2.18, the parties hereto agree that the FinCo Collateral Agent shall have “control” (within the meaning of Section 9-104(a)(2) and (3) of the UCC) of the FinCo Accounts and all funds or other property on deposit in or credited to the FinCo Accounts. The FinCo Borrowers hereby authorize and direct (which authorization and direction shall be irrevocable until the termination or expiration of this Agreement in accordance with Section 2.18), and the FinCo Accounts Bank and the FinCo Collateral Agent hereby agree that the FinCo Accounts Bank will comply with all instructions and orders originated by the FinCo Collateral Agent directing disposition of funds or other property in the FinCo Accounts without the further consent of the FinCo Borrowers or any other Person (except as provided in Section 4.4). In the case of a conflict between any instruction or order originated by the FinCo Collateral Agent and any instruction or order originated by any other Person, the FinCo Accounts Bank shall act in accordance with the instruction or order originated by the FinCo Collateral Agent (except as provided in Section 4.4).
(d)In the event that the FinCo Accounts are not considered “securities accounts” or “deposit accounts” (each as defined in the UCC) under applicable Government Rules or a security interest cannot be granted and perfected in the FinCo Accounts under the UCC, then the FinCo Accounts and all property deposited therein shall be deemed under the sole dominion and control of the FinCo Collateral Agent, and the FinCo Accounts Bank will act and will be deemed to be acting as the FinCo Collateral Agent’s agent in respect of the FinCo Accounts for the purpose of maintaining such dominion and control for the sole purpose of the creation and perfection of security interests in favor of the FinCo Collateral Agent, for the benefit of the FinCo Secured Parties.
(e)The FinCo Accounts Bank shall not change the name or account number or location of any FinCo Account without the prior written consent of the FinCo Collateral Agent and the FinCo Borrowers, except for changes due to internal system modifications (or other internal reorganization of account numbers by the FinCo Accounts Bank), of which the FinCo Accounts Bank shall as soon as practicable notify the FinCo Collateral Agent and the FinCo Borrowers. All funds or property delivered to the FinCo Accounts Bank pursuant to this Agreement will be as soon as practicable credited to the applicable FinCo Account in accordance with this Agreement and as directed in writing to the FinCo Accounts Bank by FinCo Borrowers or the FinCo Collateral Agent, as applicable; provided, that if any funds or property is delivered to the FinCo Accounts Bank pursuant to this Agreement without specifying the FinCo Account to which such funds or property is to be credited, such funds or property shall be credited in accordance with Section 2.15(a).
Section 2.7Jurisdiction of FinCo Accounts Bank.
The parties hereto agree that, for purposes of the UCC, notwithstanding anything to the contrary contained in any other agreement relating to the establishment and operation of the FinCo Accounts, the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) and the “bank’s jurisdiction” (within the meaning of Section 9-304(b) of the UCC) of the FinCo Accounts Bank is in each case the State of New York, and the laws of the State of New York govern the establishment and operation of the FinCo Accounts. The parties hereto agree that the laws of the State of New York are applicable to all issues specified in Article 2(1) of the Hague Securities Convention.
Section 2.8Degree of Care; Liens.
The FinCo Accounts Bank shall exercise the same degree of care in administering the funds held in the FinCo Accounts and the investments purchased with such funds in accordance with the terms of this Agreement as the FinCo Accounts Bank exercises in the ordinary course of its day-to-day business in administering other funds and investments for its own account and as required by applicable law. Other than this Agreement, the FinCo Accounts Bank is not party to and shall not execute and deliver, or otherwise become bound by, any agreement under which the FinCo Accounts Bank agrees with any Person other than the FinCo Collateral Agent to comply with entitlement orders or instructions originated by such Person relating to any of the FinCo Accounts or the security entitlements that are the subject of this Agreement. The FinCo Accounts Bank shall not grant any Lien, pledge or security interest in any FinCo Account or any FinCo Account Collateral, except for the benefit of the FinCo Secured Parties in accordance with Section 2.9.
Section 2.9Subordination of Lien; Waiver of Set-Off.
In the event that the FinCo Accounts Bank has or subsequently obtains by agreement, operation of law or otherwise a Lien with respect to any FinCo Account, any funds or Financial Asset carried in or credited to a FinCo Account or any security entitlement with respect to any Financial Asset carried in or credited to a FinCo Account, or any other FinCo Account Collateral, the FinCo Accounts Bank agrees that such Lien shall (except as expressly provided in the last sentence of this Section 2.9) be subordinate to the Lien of the FinCo Collateral Agent. The Financial Assets standing to the credit of and any funds on deposit in the FinCo Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the FinCo Collateral Agent (except for the right of the FinCo Accounts Bank to set off amounts in the FinCo Accounts to the extent of (a) unpaid fees and expenses of the FinCo Accounts Bank for the maintenance and operation of the FinCo Accounts and the FinCo Accounts Bank’s services under this Agreement (including overdraft fees) and (b) returned items and chargebacks either for uncollected checks or other items of payment and transfers previously credited to one or more of the FinCo Accounts, and the FinCo Borrowers and the FinCo Collateral Agent hereby authorize the FinCo Accounts Bank to debit the relevant FinCo Account(s) for such amounts).
Section 2.10No Other Agreements.
None of the FinCo Borrowers, the FinCo Accounts Bank, or the FinCo Collateral Agent have entered into any agreement with respect to any FinCo Account, any Financial Assets or other property carried in or credited to a FinCo Account or any security entitlements with respect to any Financial Assets or other property carried in or credited to a FinCo Account, or any other FinCo Account Collateral, other than this Agreement, the FinCo Secured Credit Documents and the standard documentation required by the FinCo Accounts Bank from time to time with respect to the establishment of any FinCo Account (including the e-banking agreement contemplated by Section 2.14(f)); provided, that a copy of any such standard documentation has been delivered to the FinCo Collateral Agent; provided, further, that in the event of any conflict between the provisions of this Agreement and such standard documentation with respect to any FinCo Account, the provisions of this Agreement shall control.
Section 2.11Representations and Warranties; Other Liens; Notice of Adverse Claims.
(a)Each FinCo Borrower represents and warrants that:
(i)it has not assigned any of its rights under the FinCo Accounts other than pursuant to the FinCo Collateral Documents; and
(ii)it has full power and authority to grant a security interest in and assign its right, title and interest in the FinCo Accounts and all FinCo Account Collateral.
(b)Each FinCo Borrower represents, warrants and covenants that it has not granted, and shall not grant, to any Person (other than the FinCo Collateral Agent) any interest in any of the FinCo Accounts except such as may have been granted in connection with this Agreement or Permitted Liens and that it has kept, and shall keep, the FinCo Accounts free from all other Liens (other than Permitted Liens).
(c)Each FinCo Borrower represents and warrants to the FinCo Accounts Bank that:
(i)each notice, instruction, or request provided by it to the FinCo Accounts Bank shall comply with Government Rules applicable to such FinCo Borrower;
(ii)it has full power and authority to execute and deliver, and to perform its obligations under, this Agreement;
(iii)the Person(s) executing this Agreement on its behalf and certifying Authorized Officers in accordance with Annex I to Schedule 2 have been duly authorized to do so, and each Authorized Officer of such FinCo Borrower has been duly authorized to take actions specified for such FinCo Borrower in Annex I to Schedule 2; and
(iv)its execution, delivery and performance of this Agreement do not and will not violate any material provision of any Government Rule applicable to such FinCo Borrower or violate, in any material respect, any material contract or agreement to which such FinCo Borrower is party.
(d)The FinCo Accounts Bank hereby represents that, as of the date hereof, except for the claims and interests of the FinCo Collateral Agent, for the benefit of the FinCo Secured Parties, and FinCo Borrowers in the

FinCo Accounts and the FinCo Account Collateral, the FinCo Accounts Bank has no actual knowledge of any claim to, or interest in, any FinCo Account or FinCo Account Collateral. Upon the FinCo Accounts Bank’s obtaining actual knowledge of any Person asserting in writing any Lien (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any FinCo Account or in any FinCo Account Collateral, the FinCo Accounts Bank shall as soon as practicable notify the FinCo Collateral Agent and the FinCo Borrowers thereof.
Section 2.12Rights and Powers of the FinCo Collateral Agent.
The rights and powers granted pursuant to this Agreement to the FinCo Collateral Agent have been granted in order, among other things, to perfect the FinCo Collateral Agent’s Lien (for the benefit of the FinCo Secured Parties) in the FinCo Accounts and the FinCo Account Collateral and to permit the FinCo Collateral Agent to carry out its duties under the FinCo Secured Credit Documents. Each FinCo Borrower agrees that this Agreement and all rights, remedies, powers and privileges provided to the FinCo Collateral Agent under this Agreement are powers coupled with an interest and will neither be affected by the bankruptcy of either FinCo Borrower or any other Person nor by the lapse of time and are in addition to, and not in any way affected or limited by, any other security now or at any time held by the FinCo Collateral Agent or any other FinCo Secured Party to secure payment and performance of the FinCo Secured Obligations. All right, title and interest of the FinCo Collateral Agent in the FinCo Accounts and the FinCo Account Collateral shall continue until the Discharge Date.
Section 2.13Account Records and Statements.
(a)The FinCo Accounts Bank shall maintain records of all deposits into and transfers to and from the FinCo Accounts and all investment transactions effected by the FinCo Accounts Bank pursuant to the terms of this Agreement, and any such recordation shall constitute prima facie evidence of the information recorded.
(b)The FinCo Accounts Bank shall provide the FinCo Collateral Agent and the FinCo Borrowers with online access to online bank statements and transaction activities reports with respect to each FinCo Account (and its associated sub-account(s)) upon delivery by the FinCo Collateral Agent or the FinCo Borrowers (as applicable) of any reasonable and customary information requested by the FinCo Accounts Bank to grant access to such online system. In addition, the FinCo Accounts Bank shall as soon as practicable respond (during normal business hours) to reasonable requests by the FinCo Collateral Agent or the FinCo Borrowers for information regarding deposits, investments, and transfers into, in respect of and among the relevant FinCo Accounts and balances in such FinCo Accounts to the extent that such information cannot be obtained through online access.
Section 2.14Withdrawal Certificates.
(a)The FinCo Borrowers will request withdrawals and transfers from the FinCo Accounts pursuant to this Agreement in the amounts, at the times and, where applicable, in the order of priority of payment set out in this Agreement. Except as otherwise expressly provided for in this Agreement, the FinCo Borrowers will make such requests by delivery from time to time of Withdrawal Certificates to the FinCo Accounts Bank and the FinCo Collateral Agent authorizing and directing the FinCo Accounts Bank to make the specified withdrawals and transfers of funds on deposit in or credited to the FinCo Accounts, and the FinCo Borrowers shall not be entitled to request withdrawals or transfers of funds from any FinCo Account without having provided to the FinCo Accounts Bank and the FinCo Collateral Agent a Withdrawal Certificate authorizing such withdrawal and/or transfer.
(b)Except as otherwise expressly provided in this Agreement, each Withdrawal Certificate to be delivered by the FinCo Borrowers pursuant to this Agreement shall be duly executed by an Authorized Officer and delivered to the FinCo Accounts Bank and the FinCo Collateral Agent not later than the third Business Day prior to the earliest Transfer Date proposed in such Withdrawal Certificate (or, in the case of the Withdrawal Certificate for withdrawals to be made on the Restatement Date, prior to 8:00 a.m. (New York time) on the Restatement Date), and shall be accompanied by such supporting data and documentation that are required to be provided under this Agreement.

(c)If the FinCo Accounts Bank receives a Control Notice or a Noncompliance Notice, then the FinCo Accounts Bank shall not make any transfers or withdrawals in accordance with any Withdrawal Certificate issued by the FinCo Borrowers during the resultant Lock-Up Period.
(d)Following receipt of a Withdrawal Certificate, and provided that the FinCo Collateral Agent does not deliver an objection to such Withdrawal Certificate to the FinCo Accounts Bank (which objection must be delivered no later than 10:00 a.m. (New York Time) the Business Day before the earliest requested Transfer Date set out in such Withdrawal Certificate), the FinCo Accounts Bank (i) may initiate the payments or transfers of amount(s) specified in such Withdrawal Certificate as early as 10:01 a.m. (New York Time) on the Business Day before the earliest requested Transfer Date set out in such Withdrawal Certificate and (ii) shall initiate the payments or transfers of amount(s) specified in such Withdrawal Certificate no later than 2:00 p.m. (New York Time) on the Transfer Dates set out in such Withdrawal Certificate. In the case of a corrected Withdrawal Certificate (including any corrections made following an objection by the FinCo Collateral Agent), if such certificate is not received by the FinCo Accounts Bank by 10:00 a.m. (New York Time) at least one Business Day prior to such date of withdrawal or transfer or requested authorization thereof, as applicable, the FinCo Accounts Bank shall initiate the payments or transfers of amount(s) specified in such Withdrawal Certificate no later than 2:00 p.m. (New York time) on the next succeeding Business Day following delivery of such Withdrawal Certificate to the FinCo Accounts Bank. For the avoidance of doubt, the FinCo Collateral Agent shall not be required to verify or approve, and shall have no responsibility for, any calculations or amounts set forth in a Withdrawal Certificate completed and submitted by the FinCo Borrowers requesting transfers from the FinCo Accounts pursuant to this Agreement.
(e)This Section 2.14 shall apply to all Withdrawal Certificates issued in accordance herewith, and each transfer and payment hereunder shall be made subject to this Section 2.14 whether or not specifically required by the provisions hereof.
(f)The FinCo Borrowers may enter into an e-banking, or other similar agreement, with the FinCo Accounts Bank to enable the FinCo Borrowers to directly manage withdrawals from the FinCo Accounts through on-line access (including by electronic wire transfer), such agreement to be in form and substance satisfactory to the FinCo Collateral Agent (acting on instruction of the FinCo Intercreditor Agent (on the advice of legal counsel)).
Section 2.15Adequate Instructions; Insufficient Funds.
(a)Notwithstanding anything to the contrary contained in this Agreement, in the event that the FinCo Accounts Bank receives any funds or property in respect of the FinCo Borrowers without adequate instruction as to the FinCo Account into which such monies are to be deposited, the FinCo Accounts Bank shall as soon as practicable deposit such monies into the FinCo Revenue Collection Account. Upon written instruction from FinCo Borrowers or the FinCo Collateral Agent, the FinCo Accounts Bank shall transfer (if applicable) any such monies to the corrected FinCo Account specified by FinCo Borrowers or the FinCo Collateral Agent, as applicable.
(b)Subject to Section 2.15(c), whenever funds are to be withdrawn from any FinCo Account, if the funds in such FinCo Account are insufficient to make in full all payments that would be requested to be made with such funds in the applicable Withdrawal Certificate or other instruction, unless otherwise provided in this Agreement, the FinCo Borrowers will direct that the funds in such FinCo Account shall be transferred and applied, with respect to each level of priority of payment (if applicable), to the extent of funds available in such FinCo Account at such level of priority, on a pro rata basis among the recipients of such payments at the same level of priority of payment, as specified by the FinCo Borrowers in the applicable Withdrawal Certificate.
(c)Notwithstanding anything to the contrary contained in this Agreement, to the extent that there are insufficient funds in the relevant FinCo Account to make a payment, transfer or withdrawal requested from such FinCo Account pursuant to a Withdrawal Certificate (or otherwise), the FinCo Accounts Bank shall as soon as practicable notify the FinCo Collateral Agent and the FinCo Borrowers of such deficiency, and the FinCo Borrowers or the FinCo Collateral Agent, as applicable, shall submit an updated Withdrawal Certificate directing payment, transfer or withdrawal from FinCo Accounts with sufficient funds in accordance with the terms of this Agreement.

(d)The FinCo Collateral Agent and the FinCo Accounts Bank shall have the right, but not the obligation (unless, in the case of the FinCo Collateral Agent, as expressly directed pursuant to the Collateral and Intercreditor Agreement), to (i) refuse to honor any check drawn on, or any request for transfer from, any FinCo Account which conflicts with this Agreement or any other FinCo Secured Credit Document, or which has been improperly filled out or endorsed, (ii) refuse any item for deposit in any FinCo Account which does not comply with the terms of this Agreement or any other FinCo Secured Credit Document, and (iii) remit copies of checks and other items related to the FinCo Accounts with statements instead of the originals which may be retained by the FinCo Accounts Bank.
Section 2.16Incumbency Certificate; Authorized Persons.
Promptly following any request by the FinCo Accounts Bank therefor, the FinCo Borrowers or the FinCo Collateral Agent, as applicable, shall furnish to the FinCo Accounts Bank a duly executed incumbency certificate in accordance with Annex I to Schedule 2 showing the names, titles and specimen signatures of the Persons authorized on behalf of such party to take the actions, provide any certifications as required hereunder and give the Withdrawal Certificates, Control Notices, Noncompliance Notices, notifications, approvals, and payment instructions permitted or required by this Agreement, as applicable.
Section 2.17Certain Additional Powers of the FinCo Collateral Agent and the FinCo Accounts Bank.
(a)If the FinCo Borrowers fail to perform any agreement contained herein within the time allotted for such performance, the FinCo Collateral Agent may (but is not obligated to, unless instructed pursuant to the Collateral and Intercreditor Agreement), upon issuance of a Control Notice, itself perform, or cause the performance of, such agreement, and the expenses of the FinCo Collateral Agent incurred in connection therewith shall be payable by the FinCo Borrowers and shall form part of the FinCo Secured Obligations.
(b)Without limiting Section 2.5(a), the powers conferred on the FinCo Collateral Agent hereunder are solely to protect its interest (on behalf of the FinCo Secured Parties) in the FinCo Accounts and the FinCo Account Collateral and shall not impose any duty on the FinCo Collateral Agent to exercise any such powers. Except for the reasonable care of any FinCo Account, Financial Asset, or Permitted Investment in its possession or under its control (as the case may be), the performance of its respective obligations hereunder and the other FinCo Secured Credit Documents, and the accounting for moneys actually received by it hereunder, the FinCo Collateral Agent shall have no duty as to any FinCo Account or the proceeds of Financial Assets held therein or credited thereto, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any such FinCo Account or proceeds. Each of the FinCo Accounts Bank and the FinCo Collateral Agent is required to exercise reasonable care in the custody and preservation of any FinCo Account, Financial Asset, or Permitted Investment in its possession or under its control (as the case may be); provided, that the FinCo Accounts Bank in any event shall be deemed to have exercised reasonable care in the custody and preservation of any FinCo Account if it takes such action for that purpose as the FinCo Collateral Agent reasonably requests in writing (and in accordance with the terms of this Agreement) or if the FinCo Accounts Bank acts in accordance with the requirements of Section 2.8, but, notwithstanding the foregoing, the failure of the FinCo Accounts Bank to comply with any such request of the FinCo Collateral Agent at any time shall not in itself be deemed a failure to exercise reasonable care. Nothing in this Section 2.17 shall be construed as limiting the FinCo Collateral Agent’s maintenance of “control” (within the meaning of Sections 9-104(a)(2) and (3) or Sections 8-106(d)(1) and (2), as applicable, of the UCC) over the FinCo Accounts.
Section 2.18Termination.
This Agreement shall remain in full force and effect until, and shall terminate on, the Discharge Date (except with respect to the provisions that expressly survive the termination of this Agreement). Upon receipt by the FinCo Accounts Bank of a certificate from the FinCo Borrowers and countersigned by the FinCo Collateral Agent stating that the Discharge Date has occurred and instructing the FinCo Accounts Bank to terminate the accounts, the FinCo Accounts Bank shall remit all amounts remaining in the FinCo Accounts (including Permitted Investments)

as directed by the FinCo Borrowers pursuant to a written instruction or as required by applicable Government Rules (including by court order or other legal process). No termination of any FinCo Secured Party’s interest hereunder shall affect the rights of any other FinCo Secured Party hereunder.
Article III
THE FINCO ACCOUNTS
Section 3.1FinCo Revenue Collection Account.
(a)The FinCo Borrowers shall deposit or cause to be deposited into the FinCo Revenue Collection Account the following amounts (without duplication):
(i)all Cash Flows, and all other revenues received by or on behalf of either FinCo Borrower (howsoever generated) or to which either FinCo Borrower is entitled that are not otherwise expressly required or permitted to be deposited into or credited to another FinCo Account pursuant to this Agreement;
(ii)cash proceeds of FinCo Cash Loans (as defined in the FinCo Credit Agreement) other than amounts deposited directly into (A) the T4 Construction Account (as defined in the T4 Financing Documents), (B) the T5 Construction Account (as defined in the T5 Financing Documents), or (C) the FinCo Loan DSRA;
(iii)all funds in other FinCo Accounts, including the FinCo Proceeds Account and the FinCo Loan DSRA, which, pursuant to this Agreement, are required or permitted to be transferred to the FinCo Revenue Collection Account (including for the avoidance of doubt, from any Distribution Account); and
(iv)any other amounts which, pursuant to this Agreement or another FinCo Financing Document, are to be transferred to the FinCo Revenue Collection Account, including any amounts pursuant to the funds flow memorandum delivered by the FinCo Borrowers to FinCo Accounts Bank on the Restatement Date.
(b)The FinCo Borrowers shall direct all Persons that make payments described in Section 3.1(a) to make such payments directly to the FinCo Accounts Bank for deposit to the FinCo Revenue Collection Account. If, notwithstanding the foregoing, the FinCo Borrowers shall receive any such amounts, the FinCo Borrowers shall immediately deliver such amounts in the exact form received (duly indorsed, if appropriate) to the FinCo Accounts Bank for deposit to the FinCo Revenue Collection Account.
(c)The FinCo Borrowers may request withdrawals and transfers from the FinCo Revenue Collection Account, in each case at the times, in the amounts, and in the order of priority set forth in this Section 3.1(c), by submitting a duly completed and executed Withdrawal Certificate to the FinCo Accounts Bank and the FinCo Collateral Agent no later than three Business Days prior to the applicable Transfer Date specifying the amount of each requested transfer from the FinCo Revenue Collection Account to the relevant FinCo Account(s) or Persons specified thereunder, the requested Transfer Date for each such transfer, which date in each case shall be in accordance with the terms of this Section 3.1(c), and such other supporting data and documentation as is required to be provided under this Agreement (if any). On the applicable Transfer Date, to the extent funds are available in the FinCo Revenue Collection Account, the FinCo Accounts Bank shall withdraw funds from the FinCo Revenue Collection Account and transfer such funds in accordance with the instructions specified in such Withdrawal Certificate and in the following order of priority:
(i)first, on each Transfer Date, withdraw and transfer as set forth in such Withdrawal Certificate to the Persons specified therein (A) an amount that equals the amount of Administrative Expenses then due and payable by either FinCo Borrower or anticipated to become due and payable by either FinCo Borrower prior to the immediately succeeding Transfer Date and (B) any FinCo Extraordinary Distributions pursuant to clauses (b) and (e) of the definition thereof other than any FinCo Extraordinary Distributions using the proceeds of Specified OpCo Extraordinary Distributions;

(ii)second, on each Transfer Date, withdraw and transfer as set forth in such Withdrawal Certificate to the FinCo Debt Payment Account, an amount that, when added to the amount then on deposit in the FinCo Debt Payment Account, equals (A) all commitment fees, letter of credit fees (including any fronting fee, standby fee or exposure fee payable in respect of any letter of credit) and similar fees and the aggregate amount of interest then due and payable by the FinCo Borrowers or anticipated to have accrued or become due and payable by the FinCo Borrowers prior to the immediately succeeding Monthly Transfer Date in respect of the FinCo Secured Debt, (B) Ordinary Course Settlement Payments then due and payable by the FinCo Borrowers or anticipated to have accrued or become due and payable by the FinCo Borrowers prior to the immediately succeeding Monthly Transfer Date, (C) principal of the FinCo Secured Debt and FinCo IR Hedge Termination Amounts, in each such case, then due and payable by the FinCo Borrowers or anticipated to become due and payable by the FinCo Borrowers prior to the immediately succeeding Monthly Transfer Date (other than any mandatory prepayments to be made with the Quarterly ECF Amount pursuant to clause (vii) below and the Collateral and Intercreditor Agreement), and (D) with respect to each type of FinCo Secured Debt, on each Monthly Transfer Date that is not in the same calendar month as a Quarterly Payment Date, an amount determined by the FinCo Borrowers not to exceed the amount that would cause the balance of the FL Interest and Fees Sub-Account (and any interest-related other sub-account established under Section 3.2(c)) and each FinCo Principal Sub-Account to equal the Monthly Amount Fraction of the FSD Accrual Amount applicable to interest and principal on such Monthly Transfer Date;
(iii)third, on each Quarterly Transfer Date, withdraw and transfer as set forth in such Withdrawal Certificate to the FinCo Loan DSRA, an amount necessary to fund any Account Deficiency in the FinCo Loan DSRA;
(iv)fourth, on each Transfer Date, withdraw and transfer as set forth in such Withdrawal Certificate, to the Persons specified therein, the amount necessary to fund any amounts then due and payable by the FinCo Borrowers or anticipated to become due and payable by the FinCo Borrowers prior to the immediately succeeding Monthly Transfer Date in respect of Permitted Finance Costs;
(v)fifth, on each Quarterly Transfer Date, withdraw and transfer as set forth in such Withdrawal Certificate, to the FinCo Debt Prepayment Account, an amount (if any) set forth in such Withdrawal Certificate to be used to optionally prepay any FinCo Secured Debt and other amounts required to be paid in connection therewith (including any FinCo IR Hedge Termination Amounts required to be paid in connection with any such optional prepayment) under any FinCo Secured Credit Document;
(vi)sixth, on each Quarterly Transfer Date, so long as no Event of Default has occurred and is continuing, withdraw and transfer as set forth in such Withdrawal Certificate, to any Distribution Account, the aggregate amount of Tax Distributions as of such Quarterly Transfer Date not to exceed the amount set forth in Section 10.9(c) (Distributions) of the FinCo Credit Agreement;
(vii)seventh, on each Quarterly Transfer Date (beginning with the first Quarterly Payment Date to occur on or after the date that is ninety days after the FERC Remand Satisfaction Date), withdraw and transfer as set forth in such Withdrawal Certificate, to the FinCo Proceeds Account, the Quarterly ECF Amount as of such Quarterly Transfer Date;
(viii)eighth, on each Quarterly Transfer Date, withdraw and transfer as set forth in such Withdrawal Certificate to the Persons specified therein, subject to the limitation set forth in Section 10.9(b) (Distributions) of the FinCo Credit Agreement, any FinCo Extraordinary Distributions using the proceeds of Specified OpCo Extraordinary Distributions (other than Pre-Completion Revenue Distributions (as defined in the applicable Subject Liquefaction Owner’s Project Financing Documents));
(ix)ninth, on each Monthly Transfer Date, after giving effect to the withdrawals and transfers specified in clauses (i) through (viii) of this Section 3.1(c), so long as the applicable Distribution Release Conditions shall have been satisfied as of such Transfer Date, withdraw and transfer as set forth in such

Withdrawal Certificate, to any Distribution Account, an amount up to the aggregate remaining balance in the FinCo Revenue Collection Account on such Monthly Transfer Date; provided, that, (x) in the case of any transfers pursuant to this clause (ix) on any Monthly Transfer Date that is not in the same calendar month as a Quarterly Payment Date, the FinCo Borrowers shall cause the balance of each FinCo Principal Sub-Account to equal the Monthly Amount Fraction of the FSD Accrual Amount on such Monthly Transfer Date in accordance with clause (iii) of this Section 3.1(c), (y) such transfer to the Distribution Account shall be made in compliance with Section 10.9(a)(iii) (Distributions) of the FinCo Credit Agreement, and (z) such transfer shall not include the proceeds of any amounts deposited into the FinCo Revenue Collection Account on the Restatement Date.
Section 3.2FinCo Debt Payment Account.
(a)The FinCo Borrowers shall deposit or cause to be deposited funds into the FinCo Debt Payment Account and sub-accounts (x) by transfer from the FinCo Revenue Collection Account as provided in Section 3.1(c)(ii) and Section 3.1(c)(ix) and (y) Ordinary Course Settlement Payments received by either FinCo Borrower under the FinCo Secured IR Hedge Agreements.
(b)The following separate sub-accounts are hereby established and created within the FinCo Debt Payment Account:
(i)a sub-account (account no. ***) thereof entitled “***”;
(ii)a sub-account (account no. ***) thereof entitled “***”;
(iii)a sub-account (account no. ***) thereof entitled “***”; and
(iv)a sub-account (account no. ***) thereof entitled “***”.
(c)[Reserved].
(d)[Reserved].
(e)[Reserved].
(f)On each Monthly Transfer Date, if the FinCo Borrowers delivers a Withdrawal Certificate, then amounts on deposit in the FinCo Debt Payment Account shall be applied in the following order of priority in accordance with such Withdrawal Certificate:
(i)first, to (A) the FL Interest and Fees Sub-Account and any other sub-account of the FinCo Debt Payment Account established under Section 3.2(c), an amount that would cause the balance of each such sub-account on a pro rata basis to equal (1) the aggregate amount of commitment fees, letter of credit fees (including any fronting fee, standby fee or exposure fee payable in respect of any letter of credit) and similar fees and the aggregate amount of interest then due and payable by the FinCo Borrowers or anticipated to have accrued or become due and payable by the FinCo Borrowers prior to the immediately succeeding Monthly Transfer Date in respect of the relevant FinCo Secured Debt plus (2) with respect to each type of FinCo Secured Debt, on each Monthly Transfer Date that is not in the same calendar month as a Quarterly Payment Date for which interest on such FinCo Secured Debt is due and payable, an amount determined by the FinCo Borrowers not to exceed the amount that would cause the balance of such FL Interest and Fees Sub-Account and any other sub-account of the FinCo Debt Payment Account established under Section 3.2(c) to equal the Monthly Amount Fraction of the FSD Accrual Amount in respect of interest on such Monthly Transfer Date and (B) the IRH Settlement Sub-Account, an amount that would cause the balance of the IRH Settlement Sub-Account to equal the Ordinary Course Settlement Payments that are then due and payable or anticipated to have accrued or be payable by the FinCo Borrowers prior to the next Monthly Transfer Date in accordance with the FinCo Secured IR Hedge Agreements (provided, that if there are insufficient funds to fund each such sub-account in this Section 3.2(f)(i) to such level, then the resulting deficiency shall be allocated ratably among all such sub-accounts for such payments to be made pursuant to the foregoing clauses (A) and (B) based on such interest, commitment, letter of credit and similar fees, and Ordinary Course Settlement Payments specified in this Section 3.2(f)(i)); and
(ii)second, to the payment to (A) the FL Principal Sub-Account and any other FinCo Principal Sub-Account of the FinCo Debt Payment Account established in accordance with Section 3.2(d), an amount that would cause the balance of such FinCo Principal Sub-Accounts on a pro rata basis to equal (1) the aggregate amount of principal on the respective FinCo Secured Debt thereof that is then due and payable or will be payable by the FinCo Borrowers prior to the next Monthly Transfer Date (in each case, excluding any principal required to be repaid in connection with any optional or mandatory prepayment thereof prior to the scheduled amortization or maturity thereof) plus (2) with respect to each type of FinCo Secured Debt, on each Monthly Transfer Date that is not in the same calendar month as a Quarterly Payment Date for which the principal of such FinCo Secured Debt is due and payable, an amount determined by the FinCo Borrowers not to exceed the amount that would cause the balance of such FinCo Principal Sub-Account to equal the Monthly Amount Fraction of the FSD Accrual Amount in respect of principal on such Monthly Transfer Date, and (B) the IRH Termination Sub-Account, an amount that would cause the balance of the IRH Termination Sub-Account to equal the FinCo IR Hedge Termination Amounts that are then due and payable or will be payable by the FinCo Borrowers prior to the next Monthly Transfer Date in accordance with the FinCo Secured IR Hedge Agreements (in each case, excluding any FinCo IR Hedge Termination Amounts required to be paid in connection with any optional or mandatory prepayment of any FinCo Secured Debt prior to the scheduled amortization or maturity thereof); provided, that if there are insufficient funds to fund each such sub-account in this Section 3.2(f)(ii) to such level, then the resulting deficiency shall be allocated ratably among all such sub-accounts for payments to be made pursuant to the foregoing clauses (A) and (B) based on the principal and FinCo IR Hedge Termination Amount specified in this Section 3.2(f)(ii).
(g)
(i)Amounts on deposit in the FL Interest and Fees Sub-Account shall be applied to the payment of interest and commitment, letter of credit, and similar fees on the FinCo Loans and FinCo LCs that are then due and payable or will be payable by the FinCo Borrowers prior to the next Monthly Transfer Date in accordance with the relevant Withdrawal Certificate which the FinCo Borrowers will prepare in accordance with the FinCo Credit Agreement.
(ii)Amounts on deposit in any other sub-account of the FinCo Debt Payment Account established in accordance with Section 3.2(c) shall be applied to the payment of interest and commitment, letter of credit and similar fees on the respective FinCo Secured Debt in respect thereof that is then due and payable or will be payable by the FinCo Borrowers prior to the next Monthly Transfer Date in accordance with the relevant Withdrawal Certificate and the FinCo Credit Agreement.
(iii)Amounts on deposit in the IRH Settlement Sub-Account shall be applied to the Ordinary Course Settlement Payments that are then due and payable or will be payable by the FinCo Borrowers prior to the next Monthly Transfer Date in accordance with the relevant Withdrawal Certificate and the relevant FinCo Secured IR Hedge Agreements.
(iv)Amounts on deposit in the FL Principal Sub-Account shall be applied to the payment of principal of the FinCo Secured Debt that is then due and payable or will be payable by the FinCo Borrowers prior to the next Monthly Transfer Date (excluding any principal required to be repaid in connection with any optional or mandatory prepayment thereof prior to the scheduled amortization or maturity thereof) in accordance with the relevant Withdrawal Certificate which the FinCo Borrowers will prepare in accordance with the FinCo Credit Agreement.

(v)Amounts on deposit in any other sub-account of the FinCo Debt Payment Account established in accordance with Section 3.2(d) shall be applied to the payment of principal of the respective FinCo Secured Debt thereof that is then due and payable or will be payable by the FinCo Borrowers prior to the next Monthly Transfer Date (excluding any principal required to be repaid in connection with any optional or mandatory prepayment thereof prior to the scheduled amortization or maturity thereof) in accordance with the relevant Withdrawal Certificate and the FinCo Credit Agreement.
(vi)Amounts on deposit in the IRH Termination Sub-Account shall be applied to the FinCo IR Hedge Termination Amounts that are then due and payable or will be payable by the FinCo Borrowers prior to the next Monthly Transfer Date (in each case, excluding any FinCo IR Hedge Termination Amounts required to be paid in connection with any optional or mandatory prepayment of any FinCo Secured Debt prior to the scheduled amortization or maturity thereof) in accordance with the relevant Withdrawal Certificate and the relevant FinCo Secured IR Hedge Agreement.
(h)Each Withdrawal Certificate delivered to the FinCo Accounts Bank in accordance with this Section 3.2(h) shall set forth the requested Transfer Date and the amounts and the purposes of the requested withdrawals and transfers (including details regarding the relevant FinCo Secured Obligations) to be paid from the FinCo Debt Payment Account and each sub-account thereof. Following receipt of a Withdrawal Certificate pursuant to this Section 3.2(h), to the extent funds are available in the FinCo Debt Payment Account or the applicable sub-account thereof, the FinCo Accounts Bank shall withdraw funds from the FinCo Debt Payment Account on the applicable Transfer Date and transfer such funds in accordance with the instructions specified in such Withdrawal Certificate and the foregoing order of priority.
Section 3.3FinCo Loan DSRA.
(a)The FinCo Borrowers shall deposit or cause to be deposited funds into the FinCo Loan DSRA, (i) at the election of the FinCo Borrowers, with the proceeds of equity contributions, FinCo Secured Debt (to the extent permitted to be utilized to fund the FinCo Loan DSRA), or with a DSR LC, and (ii) by transfer from the FinCo Revenue Collection Account as provided in Section 3.1(c)(iii). Interest (if any) earned on amounts in the FinCo Loan DSRA shall be retained in the FinCo Loan DSRA until transferred in accordance with Section 3.3(e).
(b)The FinCo Loan DSRA may be funded from time to time by a combination of cash and funds available to be drawn under a DSR LC provided pursuant to Section 3.10. For the purposes of this Agreement and the other FinCo Collateral Documents, the available stated amount of a DSR LC credited to the FinCo Loan DSRA shall be deemed on deposit in cash in the FinCo Loan DSRA.
(c)If the amount allocated to a sub-account of the FinCo Debt Payment Account in respect of any FinCo Secured Debt on any Monthly Transfer Date in accordance with Section 3.2(f)(i) or Section 3.2(f)(ii) is insufficient to fund the commitment, letter of credit, and similar fees and interest thereon or in respect thereof or the principal thereof (as applicable) that are then due and payable or will be payable by FinCo Borrowers prior to the next Monthly Transfer Date, then the Withdrawal Certificate delivered by the FinCo Borrowers to the FinCo Accounts Bank in respect of such Monthly Transfer Date shall instruct the FinCo Accounts Bank to transfer funds from the FinCo Loan DSRA, after giving effect, to the extent necessary, to the drawing on any DSR LC credited to the FinCo Loan DSRA, to such sub-account of the FinCo Debt Payment Account in the amount of such shortfall (or, if less, the balance of the FinCo Loan DSRA).
(d)On each Monthly Transfer Date, after giving effect to the transfers requested to occur on such Monthly Transfer Date pursuant to Section 3.1(c), if an Account Surplus exists with respect to the FinCo Loan DSRA on such Monthly Transfer Date, the FinCo Borrowers may, at the election of the FinCo Borrowers, (i) direct the FinCo Accounts Bank pursuant to a Withdrawal Certificate to withdraw funds on deposit in the FinCo Loan DSRA and transfer such funds to the FinCo Revenue Collection Account in accordance with the instructions contained in such Withdrawal Certificate or (ii) pursuant to a written instruction from an Authorized Officer of the FinCo Borrowers, direct the FinCo Collateral Agent to cause the stated amount of any DSR LC credited to the FinCo Loan DSRA to be reduced as specified in such written instruction (or cause such DSR LC to be cancelled, terminated, released, and/or returned); provided, that in each case such withdrawals and reductions in DSR LCs in the aggregate will not exceed the Account Surplus with respect to the FinCo Loan DSRA on such Monthly Transfer Date.
(e)Following receipt of a Withdrawal Certificate pursuant to this Section 3.3, to the extent funds are available in the FinCo Loan DSRA, the FinCo Accounts Bank shall withdraw funds from the FinCo Loan DSRA on the applicable Transfer Date and transfer such funds to the corresponding sub-account of the FinCo Debt Payment Account in accordance with the instructions specified in such Withdrawal Certificate.
(f)In connection with the entering into of the FinCo Credit Agreement, the FinCo Borrowers shall provide the FinCo Collateral Agent a certificate executed by an Authorized Officer of the FinCo Borrowers that certifies as to the method of calculation of the DSRA Reserve Amount. The FinCo Collateral Agent shall not have any obligation to verify any such method or any calculation.
Section 3.4Distribution Accounts.
From time to time, on three days’ prior notice, each FinCo Borrower may designate in writing to the FinCo Accounts Bank and the FinCo Collateral Agent one or more deposit accounts or securities accounts established with a financial institution of such FinCo Borrower’s choice to be a “Distribution Account” for purposes of this Agreement. Neither the Distribution Accounts nor any cash, securities, investments, financial assets or other items of property from time to time held or deposited in, or credited to, any Distribution Account shall be part of the Collateral or subject to any Lien in favor of the FinCo Secured Parties. No Distribution Account shall be a “FinCo Account” for purposes of this Agreement and the other FinCo Collateral Documents. The FinCo Borrowers may withdraw funds from and make payments and transfers out of the Distribution Accounts at any time and for any purpose whatsoever, in the sole discretion of the FinCo Borrowers, and without any condition whatsoever.
Section 3.5FinCo Proceeds Account.
(a)The FinCo Borrowers shall deposit or cause to be deposited into the FinCo Proceeds Account upon receipt, all Specified Mandatory Prepayment Proceeds (other than the Quarterly ECF Amount) received by the FinCo Borrowers and on each Quarterly Payment Date, the Quarterly ECF Amount in accordance with Section 3.1(c)(vii).
(b)Within five Business Days after becoming aware of any amounts credited to the FinCo Proceeds Account, the FinCo Borrowers shall deliver to the FinCo Accounts Bank and the FinCo Collateral Agent a Proceeds Certificate setting forth the source and nature of such amounts.
(c)The FinCo Borrowers shall direct all persons that make payments described in Section 3.5(a) to make such payments directly to the FinCo Accounts Bank for deposit into the FinCo Proceeds Account. If, notwithstanding the foregoing, the FinCo Borrowers shall receive any of the foregoing amounts described in Section 3.5(a), the FinCo Borrowers shall immediately deliver such amounts in the exact form received (duly indorsed, if appropriate) to the FinCo Accounts Bank for deposit to the FinCo Proceeds Account.
(d)The FinCo Borrowers shall direct amounts on deposit in the FinCo Proceeds Account be transferred to the FinCo Debt Prepayment Account for application to (i) the prepayment of FinCo Secured Debt and other amounts required to be paid in connection therewith under the FinCo Credit Agreement, (ii) the cash collateralization of any letters of credit to the extent required pursuant to the FinCo Credit Agreement, and (iii) payment of or reserving (solely to the extent permitted in connection with such prepayment pursuant to the FinCo Credit Agreement) for FinCo IR Hedge Termination Amounts in accordance herewith and with any applicable FinCo Secured IR Hedge Agreement, in each case by submitting a duly completed and executed Withdrawal Certificate accompanied by a copy of the applicable Proceeds Certificate, to the FinCo Accounts Bank and the FinCo Collateral Agent no later than five Business Days prior to the applicable Transfer Date. Each such Withdrawal Certificate and Proceeds Certificate shall specify the amount of each requested withdrawal and transfer from the FinCo Proceeds Account, the relevant FinCo Account(s) or Person(s) to which each such withdrawal and transfer is to be made (including any necessary wire transfer information), the purpose of each requested withdrawal and transfer, the requested Transfer Date for each such withdrawal and transfer, which date in each case shall be in accordance with the terms of this Section 3.5(d), and such other supporting data and documentation as is required to be provided under this Agreement and the FinCo Credit Agreement (if any). On each applicable Transfer Date, to the extent funds are available in the FinCo Proceeds Account, the FinCo Accounts Bank shall withdraw funds from the FinCo Proceeds Account and transfer such funds in accordance with the instructions specified in such Withdrawal Certificate.
Section 3.6FinCo Debt Prepayment Account.
(a)The FinCo Borrowers shall deposit Voluntary Equity Contributions that are to be used to prepay FinCo Secured Debt directly in the FinCo Debt Prepayment Account. The FinCo Borrowers shall transfer funds into the FinCo Debt Prepayment Account in accordance with Section 3.1(c)(v) and Section 3.5(d).
(b)The following separate sub-accounts are hereby established and created within the FinCo Debt Prepayment Account:
(i)a sub-account (account no. ***) thereof entitled “***”;
(ii)a sub-account (account no. ***) thereof entitled “***”.
(c)[Reserved].
(d)[Reserved].
(e)Upon receipt of funds in the FinCo Debt Prepayment Account in accordance with Section 3.6(a), the FinCo Collateral Agent shall direct in writing the FinCo Accounts Bank to allocate such funds among the various sub-accounts thereof in accordance with Section 9.2 (Application of Specified Mandatory Prepayment Proceeds to the FinCo Secured Obligations Prior to an Enforcement Action) or Section 9.3 (Application of Collateral Proceeds to the FinCo Secured Obligations Following an Enforcement Action) of the Collateral and Intercreditor Agreement, as applicable.
(f)On the date required by the FinCo Credit Agreement, or, if no such date is specified, then on the next Quarterly Payment Date, amounts allocated to each sub-account of the FinCo Debt Prepayment Account (other than the IRH Termination Prepayment Sub-Account) shall be withdrawn at the direction of the FinCo Borrowers, by submitting a duly completed and executed Withdrawal Certificate to the FinCo Accounts Bank and the FinCo Collateral Agent for prepayment of the relevant FinCo Secured Debt and other FinCo Secured Obligations required to be paid in connection therewith pursuant to the FinCo Secured Credit Documents.
(g)Amounts allocated to the IRH Termination Prepayment Sub-Account shall be withdrawn at the direction of the FinCo Borrowers, by submitting a duly completed and executed Withdrawal Certificate to the FinCo Accounts Bank and the FinCo Collateral Agent, for payment of FinCo IR Hedge Termination Amounts resulting from prepayments of FinCo Secured Debt. If any amount deposited in the IRH Termination Prepayment Sub-Account is not used to pay FinCo IR Hedge Termination Amounts within 45 days, then the FinCo Collateral Agent shall (upon the instruction of the FinCo Intercreditor Agent) instruct in writing the FinCo Accounts Bank to reallocate such amounts by specified transfers among the various sub-accounts of the FinCo Debt Prepayment Account in accordance with the Collateral and Intercreditor Agreement and reallocated in accordance with Section 3.6(e) and applied in accordance with Section 3.6(f) and this Section 3.6(g).
Section 3.7FinCo Equity Funding Account.
(a)The FinCo Borrowers shall be permitted to deposit into the FinCo Equity Funding Account any proceeds of Voluntary Equity Contributions.

(b)The FinCo Borrowers may by submitting a duly completed and executed Withdrawal Certificate, at any time, transfer funds in the FinCo Equity Funding Account (i) to the FinCo Revenue Collection Account or (ii) to the applicable Distribution Account for further application therefrom without restriction.
Section 3.8Investment of Funds in FinCo Accounts.
(a)Subject to Section 3.9, all cash deposited in or credited to the FinCo Accounts shall be held in cash or invested pursuant to an investment directive by the FinCo Accounts Bank in an interest bearing demand deposit account at Deutsche Bank National Trust Company or its affiliates. Any earnings and income shall become part of the FinCo Accounts and disbursed in accordance with this Agreement. The FinCo Accounts Bank is hereby authorized and directed to sell or redeem such investments as it deems necessary to make any payments or distributions required under this Agreement. Interest bearing demand deposit accounts have rates of compensation that may vary from time to time as determined by the FinCo Accounts Bank. The FinCo Accounts may be invested in Permitted Investments as specifically directed by (i) the FinCo Borrowers at any time other than during a Control Period pursuant to a writing executed by an Authorized Officer of the FinCo Borrowers and delivered to the FinCo Accounts Bank and (ii) as directed by the FinCo Collateral Agent (in accordance with the Collateral and Intercreditor Agreement and at the direction of the FinCo Intercreditor Agent) during any Control Period pursuant to a writing executed by an Authorized Officer of the FinCo Collateral Agent and delivered to the FinCo Accounts Bank; provided, that if the FinCo Borrowers or the FinCo Collateral Agent fails to so direct the FinCo Accounts Bank, then such amounts held in the FinCo Accounts shall be held in a non-interest bearing demand deposit account. The FinCo Accounts Bank shall invest in a particular Permitted Investment only if the FinCo Accounts Bank’s project finance account bank business makes available such Permitted Investment and if the parties party hereto have executed any additional documentation required by the FinCo Accounts Bank to invest in such Permitted Investment. The FinCo Accounts Bank shall have a reasonable period of time to implement any request for, or change in, a Permitted Investment and open any Securities Sub-Accounts (as applicable). An investment directive received by FinCo Accounts Bank on any day that is not a Business Day, or after 11:00 a.m. (New York time) on any Business Day, will, in each case, be treated as if received on the following Business Day and FinCo Accounts Bank shall have no obligation to make the investment specified therein or otherwise act upon such investment directive on the date of receipt. The FinCo Borrowers shall direct the FinCo Accounts Bank to make Permitted Investments such that they will mature in such amounts and not later than such times as may be necessary to provide funds when needed to make payments from such funds as provided in this Agreement. The FinCo Borrowers’ and the FinCo Collateral Agent’s right, as applicable, to direct the manner of investment includes the right (x) to direct the FinCo Accounts Bank to sell any Permitted Investment or hold it until maturity, (y) upon any sale or maturity of any Permitted Investment, to direct the FinCo Accounts Bank to reinvest the proceeds thereof, plus any interest and investment gains received by the FinCo Accounts Bank thereon, in Permitted Investments or to hold such proceeds, interest and gains for application pursuant to the terms of this Agreement, and (z) to exercise any voting rights with respect to any Permitted Investment. The FinCo Accounts Bank will not provide supervision, recommendations, or advice relating to either the investment of moneys held in the FinCo Accounts or the purchase, sale, retention, or other disposition of any investment described herein, and each other party hereto acknowledges that it was not offered any investment, tax, or accounting advice or recommendation by the FinCo Accounts Bank with regard to any investment and has made an independent assessment of the suitability and appropriateness of any investment selected hereunder for purposes of this Agreement. The FinCo Accounts Bank shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Agreement. The FinCo Accounts Bank is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the FinCo Accounts Bank or for any third person or dealing as principal for its own account. The FinCo Accounts Bank has no responsibility to determine whether any investment satisfies any investment criteria, including, without limitation, whether any investment is a Permitted Investment. Such investment will not be held in the FinCo Accounts Bank’s name nor will the FinCo Accounts Bank be custodian for the same. The FinCo Accounts Bank shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement. Market values, exchange rates, and other valuation information (including without limitation, market value, current value or notional value) furnished in any report or statement may be obtained from third party sources and is furnished for the exclusive use of the parties party hereto. The FinCo Accounts Bank has no responsibility whatsoever to determine the market or other value and makes no representation or warranty, express or implied, as to the accuracy of any such valuations or that any values necessarily reflect the proceeds that may be received on the sale. It is understood and agreed that FinCo Accounts Bank or its affiliates are permitted to receive additional compensation that could be deemed to be in FinCo Accounts Bank’s economic self-interest for (i) serving as administrator, shareholder servicing agent, custodian or sub custodian with respect to certain of the investments and (ii) using affiliates to effect transactions in certain investments.
(b)In the event cash is required for the making of any withdrawal or transfer in accordance with this Agreement (it being understood that cash shall not be required for any transfer between FinCo Accounts unless Permitted Investments do not exist in the FinCo Account from which funds are being transferred in appropriate amounts in order to permit such transfer), the FinCo Borrowers shall instruct the FinCo Accounts Bank to cause Permitted Investments to be sold or otherwise liquidated into cash, and if the FinCo Borrowers shall fail to cause such sale or liquidation at least three Business Days prior to the date of such withdrawal or transfer, the FinCo Accounts Bank may (but shall not be obligated to) cause such sale or liquidation without the need for any consent or approval from the FinCo Borrowers or the FinCo Collateral Agent, in each case without regard to maturity, as and to the extent necessary in order to make such withdrawals or transfers. Subject to Section 3.9, the FinCo Accounts Bank shall comply with any instruction from the FinCo Borrowers or the FinCo Collateral Agent with respect to any such liquidation of Permitted Investments. In the event any such investments are so redeemed prior to the maturity thereof, none of the FinCo Accounts Bank, the FinCo Collateral Agent, nor any other FinCo Secured Party shall be liable for any loss or penalties relating thereto.
(c)All interest or other income earned under this Agreement shall be allocated fifty percent to each FinCo Borrower and reported by the FinCo Accounts Bank to the IRS, or any other taxing authority, on IRS Form 1099 or 1042 (or other appropriate form) as income earned from the FinCo Accounts by such FinCo Borrower whether or not said income has been distributed during such year. The FinCo Accounts Bank shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, and shall remit such taxes to the appropriate authorities. FinCo Borrowers and the FinCo Collateral Agent hereby represent to the FinCo Accounts Bank that no other tax withholding or information reporting of any kind is required by the FinCo Accounts Bank.
(d)Whenever FinCo Borrowers directs the FinCo Accounts Bank to purchase or effect a Permitted Investment credited to any FinCo Account that is not represented or evidenced by certificates or instruments capable of possession, FinCo Borrowers shall notify the FinCo Collateral Agent in writing of such directed purchase or Permitted Investment to be effected and, upon the request of the FinCo Collateral Agent, the FinCo Accounts Bank will deliver such information to the FinCo Collateral Agent as may be reasonably necessary to enable the FinCo Collateral Agent to take all necessary action, including giving confirmations and notices to record the FinCo Collateral Agent’s interest therein, as required by the UCC to perfect a first priority security interest therein for the benefit of the FinCo Collateral Agent (on behalf of the FinCo Secured Parties). The FinCo Collateral Agent shall have no obligation to take any such perfection steps without instruction to do so in accordance with the Collateral and Intercreditor Agreement.
Section 3.9Defaults and Remedies.
(a)Without limiting the FinCo Collateral Agent’s or any other FinCo Secured Party’s rights or remedies under this Agreement or any of the other FinCo Secured Credit Documents, including the FinCo Security Agreement, the FinCo Collateral Agent shall have the right (but not the obligation, unless instructed pursuant to the Collateral and Intercreditor Agreement) to deliver to the FinCo Accounts Bank and the FinCo Borrowers a Control Notice at any time that an Event of Default has occurred and is continuing. The FinCo Collateral Agent agrees that (i) it shall not deliver any Control Notice unless an Event of Default has occurred and is continuing and it has been instructed pursuant to the Collateral and Intercreditor Agreement, and (ii) upon such Event of Default ceasing to exist (as confirmed to the FinCo Collateral Agent pursuant to the Collateral and Intercreditor Agreement), it shall promptly deliver a Control Notice Withdrawal to the FinCo Accounts Bank and FinCo Borrowers. So long as its costs and expenses are reimbursed in accordance with Section 4.7, the FinCo Accounts Bank shall execute and deliver (or cause to be executed and delivered) to the FinCo Collateral Agent all proxies and other instruments as the

FinCo Collateral Agent may reasonably request in writing hereunder or pursuant to the FinCo Security Agreement for the purpose of enabling the FinCo Collateral Agent (on behalf of the FinCo Secured Parties) to exercise any voting or other consensual rights pertaining to the FinCo Accounts and the funds or assets therein, which rights the FinCo Collateral Agent shall exercise in accordance with the Collateral and Intercreditor Agreement.
(b)During any Lock-Up Period, notwithstanding anything to the contrary contained in this Agreement, the FinCo Accounts Bank shall (i) accept all notices and instructions required or permitted to be given to the FinCo Accounts Bank pursuant to the terms of this Agreement only from the FinCo Collateral Agent, and shall comply only with instructions directing the disposition of funds in the FinCo Accounts that are originated by the FinCo Collateral Agent (and not any such instructions originated by the FinCo Borrowers or any other Person (except as otherwise provided in Section 4.4), unless countersigned by the FinCo Collateral Agent), and (ii) not withdraw, transfer, pay, or otherwise distribute any funds in any of the FinCo Accounts except pursuant to such notices and instructions from the FinCo Collateral Agent. The FinCo Collateral Agent shall deliver to the FinCo Borrowers a copy of any such written instructions to the FinCo Accounts Bank from the FinCo Collateral Agent during a Lock-Up Period; provided, that the failure to deliver any such copy to FinCo Borrowers shall not affect or limit in any way the FinCo Accounts Bank’s agreement and obligation to comply with such instructions.
(c)The proceeds of any sale, collection, disposition, or other realization by the FinCo Collateral Agent upon the FinCo Account Collateral (or any portion thereof) shall be applied toward the payment of the FinCo Secured Obligations in accordance with the Collateral and Intercreditor Agreement. It is understood that the FinCo Borrowers shall remain liable to the extent of any deficiency between the amount of the proceeds of the FinCo Account Collateral and any other Collateral and the aggregate sum of the FinCo Secured Obligations.
(d)The FinCo Collateral Agent may exercise in respect of the FinCo Accounts, in addition to other rights and remedies provided for herein, in the FinCo Security Agreement, or otherwise available to it, all the rights and remedies of a secured party under the UCC at that time and consistent with the provisions of the FinCo Secured Credit Documents, including the right to proceed to protect and enforce the rights vested in it by this Agreement, to sell, liquidate, or otherwise dispose of any or all of the FinCo Accounts, and to cause the FinCo Accounts to be sold, liquidated, or otherwise disposed of, in each case in such manner as the FinCo Collateral Agent may elect in accordance with the terms of the FinCo Secured Credit Documents.
(e)Any surplus of such amounts or proceeds remaining in the FinCo Accounts after the Discharge Date shall be paid over to FinCo Borrowers as directed in writing by FinCo Borrowers or as otherwise contemplated pursuant to Section 4.4. No right, power, or remedy herein conferred upon or reserved to the FinCo Collateral Agent or the other FinCo Secured Parties is intended to be exclusive of any other right, power, or remedy and every such right, power, and remedy shall, to the extent permitted by Government Rule, be cumulative and in addition to every other right, power, and remedy given hereunder or now or hereafter existing at Government Rule or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the FinCo Collateral Agent or the other FinCo Secured Parties may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.
Section 3.10DSR LCs.
(a)The FinCo Borrowers may post DSR LCs to the FinCo Loan DSRA in accordance with the Collateral and Intercreditor Agreement. Upon the delivery of each such DSR LC by the FinCo Borrowers to the FinCo Collateral Agent, the FinCo Borrowers shall notify the FinCo Accounts Bank in writing of the stated amount of such DSR LC for purposes of the administration of this Agreement.
(b)Upon any drawing of any DSR LC the FinCo Collateral Agent shall deposit, or direct the deposit of, the proceeds of such drawing in the FinCo Loan DSRA in accordance herewith.

(c)If at any time (i) any issuer of a DSR LC credited to the FinCo Loan DSRA in accordance with this Section 3.10 ceases, for any reason, to be an Acceptable Bank and such DSR LC has not been replaced with another DSR LC within fifteen days, (ii) the FinCo Collateral Agent shall have received notice from the issuing bank thereof that a DSR LC credited to the FinCo Loan DSRA will not be renewed and such DSR LC is not renewed or replaced at least thirty days prior to any expiration or termination of such DSR LC, (iii) a DSR LC otherwise fails to qualify as a DSR LC and is not replaced with another DSR LC within fifteen days after such failure, or (iv) the Acceptable Bank does not provide its consent to a transfer of such DSR LC to a replacement FinCo Collateral Agent and such DSR LC is not replaced by a DSR LC in favor of the replacement FinCo Collateral Agent by the date on which such replacement FinCo Collateral Agent is appointed, then, in each such case, the FinCo Collateral Agent shall notify the FinCo Accounts Bank and draw the entire remaining available amount of such DSR LC and deposit the proceeds of such drawing into the FinCo Loan DSRA; provided, that no such drawing shall be made if, prior to the date specified for the making of such drawing (or, if later, before such drawing occurs), the FinCo Borrowers shall have (A) deposited cash into the FinCo Loan DSRA or (B) delivered a DSR LC to be credited to the FinCo Loan DSRA, in each case, in an amount equal to the then undrawn face amount of such affected DSR LC.
(d)Upon the posting of any DSR Third Party LC, the FinCo Accounts Bank shall, pursuant to a Withdrawal Certificate delivered by the FinCo Borrowers, transfer an amount determined by the FinCo Borrowers not to exceed the stated amount of such DSR Third Party LC to the Person(s) specified by the FinCo Borrowers in such written direction.
(e)Any time a drawing under a DSR LC credited to the FinCo Loan DSRA is required to be made pursuant to the terms hereof, drawings shall be made pro rata among all DSR LCs with respect to the FinCo Loan DSRA; provided, that, upon any failure by the issuer of any DSR LC to honor such drawing in accordance with the terms thereof, the FinCo Collateral Agent shall draw on all other DSR LCs pro rata.
Article IV
FINCO ACCOUNTS BANK
Section 4.1General.
The provisions of this Article IV are solely for the benefit of the FinCo Accounts Bank, and each other FinCo Secured Party and, except to the extent expressly provided in this Article IV, the FinCo Borrowers shall have no rights under this Article IV against the FinCo Accounts Bank or any other FinCo Secured Party, except in the case of gross negligence or willful misconduct of the FinCo Accounts Bank, as determined pursuant to a final, Non-Appealable judgment of a court of competent jurisdiction. Whether or not herein expressly so provided, every provision of this Agreement relating to the conduct or affecting the eligibility of or affording protection to the FinCo Accounts Bank shall be subject to the provision of this Article IV.
Section 4.2FinCo Accounts Bank, Powers and Immunities.
(a)The FinCo Accounts Bank shall take all actions in accordance with the express provisions of this Agreement and no duties, responsibilities, or obligations shall be inferred or implied against the FinCo Accounts Bank. Notwithstanding anything to the contrary contained herein, the FinCo Accounts Bank shall not be required to take any action which is contrary to this Agreement or applicable Government Rules.
(b)The FinCo Accounts Bank shall not be deemed to have knowledge of the occurrence of a Default, an Event of Default, or any other prerequisite, condition, or requirement unless a responsible officer of the FinCo Accounts Bank with direct responsibility for the administration of this Agreement has actual knowledge pursuant to a written notice from FinCo Borrowers or the FinCo Collateral Agent that such Default, Event of Default, or other prerequisite, condition, or requirement has occurred, and the FinCo Accounts Bank shall not be deemed to have knowledge that any Default or Event of Default has been remedied or waived or has otherwise ceased to be continuing unless the FinCo Accounts Bank shall have received written notice from the FinCo Collateral Agent specifically informing the FinCo Accounts Bank that such Default or Event of Default has been remedied or waived or has otherwise ceased to be continuing. The FinCo Accounts Bank may conclusively rely on the FinCo Collateral Agent or FinCo Borrowers in determining whether a Default, an Event of Default, or any other prerequisite, condition, or requirement notified to the FinCo Accounts Bank as having been met or satisfied has occurred (it being acknowledged and agreed that if the FinCo Accounts Bank receives any conflicting notices, orders, requests, waivers, consents, receipts, or other papers or documents hereunder, the applicable notice, order, request, waiver, consent, receipt, or other paper or document from the FinCo Collateral Agent shall control).
(c)The FinCo Accounts Bank shall have the right at any time to seek instructions concerning the administration of this Agreement from the FinCo Collateral Agent or FinCo Borrowers and shall be fully protected in relying on such instructions. The FinCo Accounts Bank shall have the right at any time, in the case of ambiguous or (other than as addressed in Section 4.2(b)) conflicting instructions, to seek instructions concerning the administration of this Agreement from the FinCo Borrowers, in consultation with the FinCo Collateral Agent, or any court of competent jurisdiction, and shall have the right to refrain from taking action until such ambiguity is resolved. The FinCo Accounts Bank shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement. The FinCo Accounts Bank shall not be bound to account to any FinCo Secured Party for any sum or profit element of any sum received by it for its own account. The FinCo Accounts Bank may execute any of its powers or perform any of its duties under this Agreement either directly or by or through affiliates, agents, attorneys, custodians, or nominees in any such case appointed with due care, and shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any agent, attorney, custodian, or nominee so appointed.
(d)The rights, privileges, protections, immunities, and benefits given to the FinCo Accounts Bank, including its rights to be indemnified, are extended to, and shall be enforceable by, each agent, custodian, and other Person employed by the FinCo Accounts Bank in accordance with this Agreement to act under this Agreement. When acting in its capacity as a FinCo Secured Debt Holder, the FinCo Accounts Bank may exercise all rights and powers in such capacity as a FinCo Secured Debt Holder as if it were not the FinCo Accounts Bank. The FinCo Accounts Bank shall have no obligation to request the deposit of any funds referred to in this Agreement into the FinCo Accounts. The FinCo Accounts Bank shall have no obligation to monitor compliance by the FinCo Borrowers or the FinCo Collateral Agent with any requirements of, or obligations under, any FinCo Financing Document. The FinCo Accounts Bank shall not be obligated to ensure that funds withdrawn from any account are actually applied for the purpose for which they were withdrawn.
(e)The FinCo Accounts Bank shall not be responsible for (i) the calculation of any amounts to be distributed under the terms of this Agreement, (ii) the accuracy of any such calculations provided to it or the compliance of any such calculation with the terms of any FinCo Financing Document, (iii) the determination of the identity of any recipients of payments, (iv) the determination of the order or priority of payments, or (v) the determination of whether any conditions precedent to any payment hereunder have been satisfied or waived. All instructions, directions, certificates, and notices provided to the FinCo Accounts Bank by the FinCo Borrowers or the FinCo Collateral Agent hereunder shall be in writing and signed by an Authorized Officer of the FinCo Borrowers or the FinCo Collateral Agent, as applicable. All amounts deposited in the FinCo Accounts pursuant to this Agreement shall include an instruction as to the amount and the FinCo Account to which such amounts shall be credited. All instructions or directions delivered to the FinCo Accounts Bank that require the transfer or distribution of funds, other than to another FinCo Account, including Withdrawal Certificates, shall contain wire instructions for such transfer or distribution and, if no such instructions are included, the FinCo Accounts Bank shall have no obligation to transfer or distribute (and no liability for its failure to transfer or distribute) the amounts requested to be transferred or distributed until proper wire instructions are received; provided, that the FinCo Accounts Bank shall endeavor to as soon as practicable inform the FinCo Borrowers or the FinCo Collateral Agent, as applicable, of any such failure to transfer or distribute due to the absence of wire instructions contained in any such instructions or directions. The FinCo Accounts Bank may conclusively presume that any certificate, request, or other document required to be delivered to the FinCo Collateral Agent or any other Person has in fact been delivered to the FinCo Collateral Agent or such other Person as required by this Agreement. Without limiting the foregoing, the FinCo Accounts Bank shall be required to make payments to other FinCo Secured Parties or other Persons only as set forth herein.

(f)Each of the FinCo Borrowers and the FinCo Collateral Agent hereby confirm receipt of Schedule 2 hereto and agree to comply with the requirements therein and acknowledge the disclosures of the FinCo Accounts Bank therein, and that any instructions related to the transfer or distribution of funds in FinCo Accounts (including any Control Notices, Noncompliance Notices, and changes of Authorized Officers) shall be subject to the terms of Schedule 2.
(g)The FinCo Accounts Bank shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Agreement, whether or not an original or a copy of such agreement has been provided to the FinCo Accounts Bank.
(h)The FinCo Accounts Bank shall have no duty to know or inquire as to the performance or nonperformance of any provision of any other agreement, instrument, or document other than this Agreement.
(i)Neither the FinCo Accounts Bank nor any of its directors, officers, employees, agents, or affiliates shall be responsible for nor have any duty to monitor the performance or any action of any duties or obligations of the FinCo Borrowers or FinCo Collateral Agent, or any of their directors, members, officers, agents, affiliates, or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The FinCo Accounts Bank may assume performance by all such Persons of their respective obligations. The FinCo Accounts Bank shall have no enforcement or notification obligations relating to breaches of representations or warranties of any other Person. The FinCo Accounts Bank shall not be liable or responsible for the failure of the FinCo Borrowers or FinCo Collateral Agent to perform any act required of them by this Agreement.
(j)The parties hereto acknowledge that the FinCo Accounts Bank shall not be obligated to ensure that funds withdrawn from any account are actually applied for the purpose for which they were withdrawn.
Section 4.3Reliance by FinCo Accounts Bank.
The FinCo Accounts Bank shall be entitled to conclusively rely upon and shall not be required to make any investigation, determination into the authenticity, correctness, propriety or validity of the service thereof, into the facts, matters, representations, warranties, or statements stated in any certificate, order, judgment, demand, instrument, writing or any other notice or other document (including any Withdrawal Certificate, instruction, or payment direction) believed by it in good faith to be genuine and to have been signed, counter-signed, or sent by or on behalf of the proper Person or Persons, and shall have no liability for its actions taken in reliance upon such matters (except for its own gross negligence or willful misconduct, as determined pursuant to a final, Non-Appealable judgment of a court of competent jurisdiction). The FinCo Accounts Bank shall be fully justified in failing or refusing to perform any duty, exercise any right or power, or take any action under this Agreement if (a) such action would, in the reasonable opinion of the FinCo Accounts Bank, be contrary to applicable Government Rules or the terms of this Agreement, (b) such action is not specifically provided for in this Agreement, or (c) in connection with the taking of any such action that would constitute an exercise of remedies under this Agreement (whether such action is or is intended to be an action of the FinCo Accounts Bank or the FinCo Collateral Agent) or that would otherwise, in the reasonable judgment of the FinCo Accounts Bank, involve the FinCo Accounts Bank in expense or liability, it shall not first be indemnified to its satisfaction by the FinCo Secured Creditors against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action. The FinCo Accounts Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with any instruction or payment direction from the FinCo Borrowers or the FinCo Collateral Agent, and such instruction or payment direction from the FinCo Borrowers or the FinCo Collateral Agent and any action taken or failure to act pursuant thereto shall be binding upon all the FinCo Secured Parties. Upon request by the FinCo Accounts Bank, the FinCo Collateral Agent agrees to provide, to the extent available, (x) such documentation as the FinCo Accounts Bank may reasonably request to establish the identity and authority of the individuals issuing instructions on behalf of the FinCo Collateral Agent or any other Person and (y) any other information that the FinCo Accounts Bank may reasonably request in connection with the performance of its responsibilities under this Agreement. In the event that the FinCo Accounts Bank is required to perform any action on a particular date only following the delivery of an instruction, payment direction, or other document, the FinCo Accounts Bank shall be fully justified in failing to perform such action if it has not first received such instruction, payment direction, or other document and shall be fully justified in continuing to fail to perform such action until such time as it has received such instruction, payment direction, or other document.
Section 4.4Court Orders.
The FinCo Accounts Bank is hereby authorized to obey and comply with any and all legal garnishments, attachments, levies, restraining notices, writs, orders, judgments, or decrees issued by any court or other Government Authority affecting the FinCo Account Collateral, the FinCo Accounts and any money, documents, or other property held by the FinCo Accounts Bank pursuant to this Agreement. The FinCo Accounts Bank shall not be liable to any of the parties to this Agreement or any of the other FinCo Secured Parties or their successors, heirs, or personal representatives by reason of the FinCo Accounts Bank’s compliance with such legal garnishments, attachments, levies, restraining notices, writs, orders, judgments, or decrees, notwithstanding such legal garnishment, attachment, levy, restraining notice, writ, order, judgment, or decree is later reversed, modified, set aside, annulled, or vacated.
Section 4.5Resignation or Removal.
Subject to the appointment of and acceptance of such appointment by a successor FinCo Accounts Bank as provided in this Section 4.5, the FinCo Accounts Bank may resign at any time for any reason by giving thirty days’ written notice of such resignation to the FinCo Collateral Agent and the FinCo Borrowers, and the FinCo Accounts Bank may be removed at any time with or without cause by the FinCo Collateral Agent (acting in accordance with the Collateral and Intercreditor Agreement) by giving written notice of such removal to the FinCo Accounts Bank and the FinCo Borrowers. Upon any such notice of resignation or removal, a successor FinCo Accounts Bank shall be appointed by the FinCo Collateral Agent (acting in accordance with the Collateral and Intercreditor Agreement) (and, so long as no Event of Default has occurred and is continuing, with consent of the FinCo Borrowers not to be unreasonably withheld or delayed). Upon the acceptance of any appointment as FinCo Accounts Bank under this Agreement by a successor FinCo Accounts Bank, such successor FinCo Accounts Bank shall thereupon succeed to and become vested with all the rights, powers, privileges, duties, and obligations of the resigning or removed FinCo Accounts Bank, and the resigning or removed FinCo Accounts Bank shall be discharged from all of the rights, powers, privileges, duties, and obligations of the FinCo Accounts Bank under this Agreement. If within thirty days after such notice of resignation or removal no successor FinCo Accounts Bank shall have been appointed and accepted such appointment, then the resigning or removed FinCo Accounts Bank may apply to a court of competent jurisdiction to appoint a successor FinCo Accounts Bank which shall be a bank with an office in New York, New York (or a bank having an Affiliate with such an office) having a combined capital and surplus that is not less than $1,000,000,000 or an Affiliate of any such bank. Any such successor FinCo Accounts Bank shall be capable of acting as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) and a “bank” (within the meaning of Section 9-102(a)(8) of the UCC). After the termination of this Agreement, or the current FinCo Accounts Bank’s resignation or removal hereunder as FinCo Accounts Bank, the provisions of this Article IV shall continue in effect for its benefit in respect of any actions taken, suffered, or omitted while it was acting as FinCo Accounts Bank. Any entity into which the FinCo Accounts Bank in its individual capacity shall be merged, converted, or with which it shall be consolidated, or any entity to which all or substantially all the account bank business of the FinCo Accounts Bank may be transferred shall be the FinCo Accounts Bank under this Agreement, and any other FinCo Financing Document, without the execution or filing of any paper or any further act on the part of the parties hereto; provided, that, if the new entity does not meet the foregoing requirements in respect of a successor FinCo Accounts Bank, then the entity may be replaced in accordance with this Section 4.5. The FinCo Accounts Bank shall as soon as practicable notify the FinCo Collateral Agent and the FinCo Borrowers of any such merger, conversion, or consolidation.
Section 4.6Exculpatory Provisions.
(a)Recitals; Value of FinCo Account Collateral; Etc. Neither the FinCo Accounts Bank nor any of its Affiliates shall be responsible to the FinCo Borrowers, the FinCo Collateral Agent, or any other Person for: (i) any recitals, statements, representations, or warranties made by the FinCo Borrowers, the FinCo Collateral Agent or any other Person (other than the FinCo Accounts Bank itself) contained in this Agreement or any other FinCo Secured

Credit Document, or in any instructions, payment directions, certificates, or other documents referred to or provided for in this Agreement or any other FinCo Secured Credit Document, (ii) the value, validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other FinCo Secured Credit Document, or any other document referred to or provided for in this Agreement or any other FinCo Secured Credit Document, or the existence, genuineness, value, perfection, priority, or validity of any of the Liens created under the FinCo Security Documents or any of the FinCo Account Collateral, or (iii) any failure by the FinCo Borrowers or the FinCo Collateral Agent to perform its respective obligations under this Agreement or any other FinCo Secured Credit Document.
(b)Performance by the FinCo Borrowers and the FinCo Collateral Agent. The FinCo Accounts Bank shall not be responsible for or have any duty to ascertain or inquire as to whether any instructions, notices, or other documents delivered to the FinCo Accounts Bank is in compliance with any other FinCo Financing Document.
(c)Initiation of Litigation, Etc. The FinCo Accounts Bank shall not be: (i) required to initiate or conduct any litigation or collection proceeding under this Agreement or any other FinCo Secured Credit Document or (ii) responsible for any action taken, suffered, or omitted to be taken by it hereunder (except for its own gross negligence or willful misconduct, as determined pursuant to a final, Non-Appealable judgment of a court of competent jurisdiction).
(d)Insurance and Taxes on FinCo Accounts Bank FinCo Account Collateral. The FinCo Accounts Bank shall not be liable or responsible for insuring the FinCo Account Collateral or for the payment of taxes, charges, assessments, or liens upon the FinCo Account Collateral or otherwise, as to the maintenance of the FinCo Account Collateral.
(e)Personal Liability of the FinCo Accounts Bank. The FinCo Accounts Bank shall not be liable for any action or inaction by the FinCo Accounts Bank if such action or inaction was in accordance with this Agreement or any instruction or direction given to it in accordance with the terms or in furtherance of this Agreement (except for its own gross negligence or willful misconduct, as determined pursuant to a final, Non-Appealable judgment of a court of competent jurisdiction).
(f)Limitation of Liability. Notwithstanding anything to the contrary herein, the FinCo Accounts Bank shall not be liable for any act done or step taken or omitted in connection with this Agreement, including for any error of judgment, except to the extent of its own gross negligence or willful misconduct as determined pursuant to a final, Non-Appealable judgment of a court of competent jurisdiction. The FinCo Accounts Bank shall not be charged with knowledge of the terms of any other FinCo Financing Document to which it is not a party, including but not limited to the FinCo Credit Agreement or any FinCo Secured IR Hedge Agreements. The FinCo Accounts Bank shall have no duty or liability with respect to the filing of continuation statements, termination statements, or financing statements of any kind, or for perfecting or maintaining the perfection of any security interest with respect to the FinCo Accounts or the FinCo Account Collateral or any funds credited to the FinCo Accounts.
(g)Reliance by FinCo Accounts Bank. The FinCo Accounts Bank shall be fully protected in acting or refraining from acting upon any payment direction, written notice, certificate, instruction, request, legal opinion, or other paper or document (whether in its original or facsimile form), as to the due execution thereof and the validity and effectiveness of the provisions thereof and as to the truth of any information contained therein, which the FinCo Accounts Bank in good faith believes to be genuine and may assume that any person purporting to make any statement or execute any document has been duly authorized to do so. As to any matter relating to this Agreement, including in the event of any dispute as to the construction or interpretation of any provision of this Agreement, the FinCo Accounts Bank shall be entitled to consult with and obtain advice from one legal counsel of its own selection in its sole discretion in each applicable jurisdiction, at the expense of the FinCo Borrowers. The FinCo Accounts Bank shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the FinCo Accounts Bank in accordance with the advice of such counsel and shall be fully protected in acting in good faith in accordance with the written opinion and advice of such counsel. The FinCo Accounts Bank shall have no duty or responsibility to independently determine if any payment or funds transfer is required to be made pursuant to this Agreement and it shall have no duty or responsibility to make any payment, funds transfer, or take any action hereunder unless it is first instructed, in writing, by the proper party to make such payment, transfer, or take such action in the manner specified in this Agreement.
(h)The FinCo Accounts Bank shall not have any responsibility for taking any action to protect against any diminution in value of the FinCo Account Collateral.
Section 4.7Fees; Expenses.
The FinCo Accounts Bank shall be compensated from time to time for its services under this Agreement as provided in the FinCo Accounts Bank Fee Letter. The FinCo Borrowers agree, on a joint and several basis, to pay or reimburse all reasonably incurred and documented out-of-pocket expenses of the FinCo Accounts Bank and the FinCo Collateral Agent and any of their respective Affiliates (including reasonable and documented fees and expenses of one counsel in each applicable jurisdiction) (i) for the preparation, delivery, execution, administration, or enforcement of any of the provisions of this Agreement, (ii) in connection with any amendment, waiver, or consent in respect of this Agreement (whether or not the transactions hereby or thereby contemplated shall be consummated), or (iii) for the purchase or sale by the FinCo Accounts Bank of Permitted Investments as contemplated by Section 3.8.
Section 4.8Indemnification.
(a)The FinCo Borrowers shall, on a joint and several basis, indemnify, defend, hold harmless, and pay the FinCo Accounts Bank and its Affiliates and the partners, directors, officers, employees, agents, and advisors of such Persons and of such Persons’ Affiliates (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, and related expenses (including the fees, charges, and disbursements of one counsel in each applicable jurisdiction for the Indemnitees collectively and, in the case of a conflict of interests (as determined in the reasonable judgment of the Indemnitee, acting on advice of counsel), one additional counsel in each applicable jurisdiction) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the FinCo Borrowers) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of the execution or delivery of this Agreement, the performance by the FinCo Accounts Bank of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, or related expenses (i) are determined by a court of competent jurisdiction by final and Non-Appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) result from a claim brought by either FinCo Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder, if such FinCo Borrower has obtained a final and Non-Appealable judgment in its favor on such claim as determined by a court of competent jurisdiction (but this proviso shall not limit, negate, or impair in any way the obligations of either FinCo Borrower to all other Indemnitees). This Section 4.8(a) shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Section 4.8(b) below shall govern the indemnification of the FinCo Accounts Bank for any tax claims.
(b)The FinCo Borrowers shall, on a joint and several basis, pay or reimburse the FinCo Accounts Bank and the other Indemnitees upon request for any transfer taxes or other taxes relating to the FinCo Accounts actually incurred in connection herewith (other than taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, relating to an Indemnitee’s income in connection with this Agreement), and shall indemnify, defend, and hold harmless such Indemnitee in respect of any amounts that such Indemnitee has paid in the way of such taxes.
(c)To the extent that the FinCo Borrowers for any reason fail to pay in full any amount required under Section 4.7, Section 4.8(a), or Section 4.8(b) or any analogous costs and expenses or indemnification provisions of any FinCo Secured Credit Document to be paid by it to the FinCo Accounts Bank or other applicable Indemnitee, each FinCo Secured Debt Holder severally agrees to pay to the FinCo Accounts Bank or such other applicable Indemnitee, as the case may be, the ratable share of such unpaid amount (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), based on the aggregate of the FinCo Secured

Debt Commitments of such FinCo Secured Debt Holder to the amount of all FinCo Secured Debt Commitments to all FinCo Secured Debt Holders; provided, that the unreimbursed expense or indemnified loss, claim, damage, liability, or related expense, as the case may be, was incurred by or asserted against the FinCo Accounts Bank or such other applicable Indemnitee, in its capacity as such. The obligations of the FinCo Secured Debt Holders to make payments pursuant to this Section 4.8(c) are several and not joint and shall survive the payment in full of the FinCo Secured Obligations and the termination of this Agreement. The failure of any FinCo Secured Debt Holder to make payments on any date required hereunder shall not relieve any other FinCo Secured Debt Holder of its corresponding obligation to do so on such date, and no FinCo Secured Debt Holder shall be responsible for the failure of any other FinCo Secured Debt Holder to do so.
(d) Any amounts payable by the FinCo Borrowers pursuant to Section 4.8(a) and Section 4.8(b) shall be paid no later than thirty days after demand therefor. The provisions of this Section 4.8 shall survive the Discharge Date or termination of this Agreement or the resignation or removal of the FinCo Accounts Bank and shall be in addition to any other rights and remedies of the FinCo Accounts Bank.
Section 4.9Waiver of Consequential Damages.
(a)Except with respect to any indemnification obligations of the FinCo Borrowers under Section 4.8(a) and Section 4.8(b), any indemnification obligations of FinCo Secured Debt Holders under Section 4.8(c), or any other indemnification provisions of FinCo Borrowers under any other FinCo Secured Credit Document, to the fullest extent permitted by applicable Government Rules, no party hereto shall assert, and each party waives, any claim against any other party or their respective Related Parties, and no party hereto shall be liable on any theory of liability, for special, indirect, incidental, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other FinCo Secured Credit Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any advance or the use of the proceeds thereof. No party or its Related Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by or to it through telecommunications, electronic, or other information transmission systems in connection with this Agreement or the other FinCo Secured Credit Documents or the transactions contemplated hereby or thereby.
Article V
MISCELLANEOUS
Section 5.1Successors and Assigns.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and the other FinCo Secured Parties and their respective successors and permitted assigns, including any successor FinCo Collateral Agent appointed in accordance with the Collateral and Intercreditor Agreement. Neither FinCo Borrower may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the FinCo Collateral Agent (acting in accordance with the Collateral and Intercreditor Agreement), and any attempted assignment or transfer by either FinCo Borrower without such consent will be null and void. In connection with any permitted transfer, appointment of a successor, or assignment of a party to this Agreement, the FinCo Accounts Bank shall be entitled to require that the applicable transferee, successor, or assignee satisfy all “know-your-customer” or other similar requirements of the FinCo Accounts Bank consistently applied.
Section 5.2Notices and Communications.
(a)Notices and Other Communications. All notices and other communications provided under this Agreement shall be in writing or by facsimile and addressed, delivered, or transmitted at the addressee’s address or facsimile number set forth on Schedule 1 or, in each case, at such other address or facsimile number as may be designated by any such party in a notice to the other parties (and in the event that any party elects to designate another address or facsimile number, such party shall as soon as practicable send such notice to the other parties). Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; and any notice, if transmitted by facsimile, shall be deemed given when confirmation of transmission thereof is received by the transmitter.
(b)Electronic Communications. The FinCo Borrowers may provide all information, documents, and other materials that it is obligated to furnish hereunder by transmitting such information, documents, and other materials in an electronic/soft medium that is properly identified in a format acceptable to the recipient to an electronic mail address set forth on Schedule 1. Any such communication, if transmitted by electronic mail, shall be deemed given when confirmation of transmission thereof is received by the transmitter. Any notice or other communication delivered by e-mail to the FinCo Accounts Bank must include and be contained in a scanned or imaged attachment (such as “.pdf” or similar widely used format).
Section 5.3Amendments.
(a)No amendment, termination, or waiver of any provision of this Agreement and no consent to any departure by the FinCo Borrowers from the terms hereof shall be effective unless in writing signed by the FinCo Collateral Agent (acting in accordance with the Collateral and Intercreditor Agreement), the FinCo Accounts Bank (in the case of any amendment) and the FinCo Borrowers, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no waiver or consent shall, unless in writing and signed by the FinCo Accounts Bank, amend, modify, or otherwise affect the rights or duties of, or any fees or other amounts payable to, the FinCo Accounts Bank under this Agreement.
(b)Without limiting the above or Section 1.1, no amendment or other modification of any other FinCo Financing Documents that would have the effect of increasing or otherwise altering the duties or liabilities of the FinCo Accounts Bank, or of decreasing or otherwise altering the rights or protections of the FinCo Accounts Bank, shall be binding on the FinCo Accounts Bank unless expressly agreed to in writing by the FinCo Accounts Bank.
Section 5.4Governing Law.
This Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed and enforced in accordance with the laws of the State of New York, United States of America.
Section 5.5Jurisdiction; Service of Process.
ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF. BY EXECUTING AND DELIVERING THIS AGREEMENT OR BY ACCEPTING THE BENEFIT OF THIS AGREEMENT, EACH PARTY HERETO FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY: (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 5.2; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (E) AGREES THAT EACH OF THE FINCO COLLATERAL AGENT AND THE FINCO ACCOUNTS BANK RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST FINCO BORROWERS IN THE COURTS OF ANY OTHER JURISDICTION; (F) AGREES THAT THE PROVISIONS OF THIS SECTION 5.5 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE; AND (G) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE

CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY GOVERNMENT RULES. NOTHING IN THIS AGREEMENT OR IN ANY OTHER FINCO SECURED CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY FINCO SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE FINCO BORROWERS, THE FINCO ACCOUNTS BANK OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION IF GOVERNMENT RULES DO NOT PERMIT A CLAIM, ACTION, OR PROCEEDING REFERRED TO IN THE FIRST SENTENCE OF THIS SECTION 5.5 TO BE FILED, HEARD, OR DETERMINED IN OR BY THE COURTS SPECIFIED THEREIN.
Section 5.6Waiver of Jury Trial.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE GOVERNMENT RULES, EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN RESPECT OF ANY CONTROVERSY, LEGAL ACTION, PROCEEDING, OR COUNTERCLAIM BASED ON OR ARISING OUT OF, UNDER, OR IN CONNECTION (DIRECTLY OR INDIRECTLY) WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS BY SUCH PERSON. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.6.
Section 5.7English Language.
This Agreement is made in the English language. Any translation of this Agreement shall have no legal effect or validity.
Section 5.8Captions.
The cover page, table of contents and captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
Section 5.9Reinstatement.
This Agreement and the obligations of each FinCo Borrower hereunder shall continue to be effective or be automatically reinstated, as the case may be, if (and to the extent that) at any time payment and performance of such FinCo Borrower’s obligations hereunder, or any part thereof, is rescinded or reduced in amount, or must otherwise be restored or returned by any FinCo Secured Party, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to the FinCo Borrowers or any other Person or as a result of any settlement or compromise with any Person (including the FinCo Borrowers) in respect of such payment, and the FinCo Borrowers shall pay the FinCo Collateral Agent and the FinCo Accounts Bank on demand all of its reasonable and documented costs and expenses (including reasonable fees, expenses and disbursements of counsel) incurred by such party in connection with such rescission or restoration. In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated on the same terms and conditions applicable thereto prior to the payment of the rescinded, reduced, restored or returned amount, and shall be deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. If following closing of the FinCo Accounts by the FinCo Accounts Bank pursuant to Section 2.18, the FinCo Accounts Bank is required to re-open such accounts or to establish new accounts in replacement thereof, such re-opening or establishment shall be in accordance with and subject to the then current FinCo Accounts Bank’s policies and procedures.

Section 5.10Entire Agreement.
This Agreement (including the Exhibits and Schedules hereto), together with the FinCo Accounts Bank Fee Letter, constitutes the entire agreement and understanding among the parties to this Agreement with respect to the matters covered hereby and supersedes all prior agreements and understandings, written or oral, with respect to such matters.
Section 5.11Severability.
If any provision of this Agreement shall be invalid, illegal, or unenforceable in any respect under any applicable Government Rule, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired. The parties hereto shall endeavor in good faith negotiations to replace the illegal, invalid, or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid, or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 5.12Counterparts.
This Agreement may be executed in any number of counterparts and any party to this Agreement may execute this Agreement by signing any such counterpart, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission (including in PDF or similar format) shall be effective as delivery of a manually executed counterpart thereof. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission (including in PDF or similar format) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the electronic records, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Government Rule, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 5.13No Waiver; Cumulative Remedies.
No failure by the FinCo Accounts Bank, the FinCo Collateral Agent, or any other FinCo Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power, or privilege hereunder or under any other FinCo Secured Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided, and provided under each other FinCo Secured Credit Document are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.
Section 5.14Patriot Act Notice.
Each of the FinCo Accounts Bank and the FinCo Collateral Agent hereby notifies FinCo Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify, and record information that identifies the FinCo Borrowers, which information includes the name and address of the FinCo Borrowers and other information that will allow such the FinCo Accounts Bank or the FinCo Collateral Agent, as applicable, to identify the FinCo Borrowers in accordance with the Patriot Act.
In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the FinCo Accounts Bank is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the FinCo Accounts Bank. Accordingly, each of the parties agree to provide to the FinCo Accounts Bank, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable FinCo Accounts Bank to comply with Applicable AML Law.
Section 5.15Survival.
Notwithstanding anything in this Agreement to the contrary, the provisions of Article IV, Sections 5.2, 5.4, 5.5, 5.6, 5.9, and 5.16 and this Section 5.15 shall survive any termination of this Agreement or the resignation or removal of the FinCo Accounts Bank. In addition, each representation and warranty made hereunder and in any document delivered pursuant hereto or in connection herewith shall survive the execution and delivery hereof and thereof. Such representations shall have considered to have been relied upon by the FinCo Secured Parties and regardless of any investigation of any FinCo Secured Party regardless of any investigation made by such Person or on their behalf and shall continue in full force and effect as of the date made or any date referred to herein until the Discharge Date.
Section 5.16No Recourse.
The obligations of the FinCo Borrowers under this Agreement and each other FinCo Financing Document to which it is a party, and any certificate, notice, instrument, or document delivered pursuant hereto or thereto, are obligations solely of the FinCo Borrowers and do not constitute a debt or obligation of (and no recourse shall be made with respect to) the Non-Recourse Parties, except as hereinafter set forth in this Section 5.16 or as expressly provided in any FinCo Financing Document to which such Non-Recourse Party is a party. No action under or in connection with this Agreement or any other FinCo Secured Credit Documents to which the FinCo Borrowers is a party shall be brought against any Non-Recourse Party, and no judgment for any deficiency upon the obligations hereunder or thereunder shall be obtainable by any FinCo Secured Party against any Non-Recourse Party, except as hereinafter expressly set forth in this Section 5.16 or as expressly provided in any FinCo Financing Document to which such Non-Recourse Party is a party. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained in this Section 5.16 shall in any manner or way (a) restrict the remedies available to the FinCo Accounts Bank, the FinCo Collateral Agent, or any other FinCo Secured Party to realize upon the Collateral or under any FinCo Financing Document, or constitute or be deemed to be a release of the obligations secured by (or impair the enforceability of) the Liens and the security interests and possessory rights created by or arising from any FinCo Secured Credit Document or (b) release, or be deemed to release, any Non-Recourse Party from liability for its own willful misrepresentation, fraudulent actions, gross negligence or willful misconduct or from any of its obligations or liabilities under any FinCo Financing Document to which such Non-Recourse Party is a party. The limitations on recourse set forth in this Section 5.16 shall survive the Discharge Date.
Section 5.17Waiver of Immunity.
To the extent that either FinCo Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such FinCo Borrower hereby irrevocably and unconditionally waives such immunity in respect of its obligations under this Agreement and the other FinCo Secured Credit Documents and, without limiting the generality of the foregoing, agrees that the waiver set forth in this Section 5.17 shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable for purposes of such Act.
Section 5.18Force Majeure.
The FinCo Accounts Bank shall not be liable to any other party hereto for any failure to perform its obligations under this Agreement if it is prevented from so performing by an act of God or any other force majeure event (including, to the extent it constitutes a force majeure event, any act or provision of any present or future law or regulation or governmental authority, fire, war, terrorism, floods, strikes, public health emergencies, electrical outages, civil unrest, local or national disturbance or disaster, epidemic, pandemic, or the unavailability of the

Federal Reserve Bank wire or facsimile, equipment or transmission failure, or other causes reasonably beyond its control).
Section 5.19Due Authorization.
Each of the parties hereby represents and warrants, as to itself, that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation.
Section 5.20Amendment and Restatement
This Agreement amends, restates, and supersedes the Original Accounts Agreement in its entirety.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Accounts Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

RIO GRANDE LNG PHASE 1 FINCO, LLC,
as P1 FinCo Borrower

By:    /s/ Matthew Schatzman
Name: Matthew Schatzman
Title: President and Chief Executive Officer

[Signature Page to Accounts Agreement]

RIO GRANDE LNG PHASE 2 FINCO, LLC,
as P2 FinCo Borrower

By:    /s/ Matthew Schatzman
Name: Matthew Schatzman
Title: President and Chief Executive Officer

[Signature Page to Accounts Agreement]

HSBC BANK USA, N.A.,
as FinCo Collateral Agent

By: /s/ James Cochran
Name: James Cochran
Title: Associate

[Signature Page to Accounts Agreement]

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as FinCo Accounts Bank

By: /s/ Jacqueline Bartnick
Name: Jacqueline Bartnick
Title: Director

By: /s/ Michelle Cheng
Name: Michelle Cheng
Title: Assistant Vice President

[Signature Page to Accounts Agreement]